Exhibit (17)(b)(iv)

Eaton Vance
Investment Managers

EDUCATION

Annual Report September 30, 2009

EATON VANCE NATIONAL MUNICIPALS FUND

IMPORTANT NOTICES REGARDING PRIVACY, DELIVERY OF SHAREHOLDER DOCUMENTS, PORTFOLIO HOLDINGS AND PROXY VOTING

Privacy. The Eaton Vance organization is committed to ensuring your financial privacy. Each of the financial institutions identified below has in effect the following policy (“Privacy Policy”) with respect to nonpublic personal information about its customers:

Only such information received from you, through application forms or otherwise, and information about your Eaton Vance fund transactions will be collected. This may include information such as name, address, social security number, tax status, account balances and transactions.

None of such information about you (or former customers) will be disclosed to anyone, except as permitted by law (which includes disclosure to employees necessary to service your account). In the normal course of servicing a customer’s account, Eaton Vance may share information with unaffiliated third parties that perform various required services such as transfer agents, custodians and broker/dealers.

Policies and procedures (including physical, electronic and procedural safeguards) are in place that are designed to protect the confidentiality of such information.

We reserve the right to change our Privacy Policy at any time upon proper notification to you. Customers may want to review our Privacy Policy periodically for changes by accessing the link on our homepage: www.eatonvance.com.

Our pledge of privacy applies to the following entities within the Eaton Vance organization: the Eaton Vance Family of Funds, Eaton Vance Management, Eaton Vance Investment Counsel, Boston Management and Research, and Eaton Vance Distributors, Inc.

In addition, our Privacy Policy applies only to those Eaton Vance customers who are individuals and who have a direct relationship with us. If a customer’s account (i.e. fund shares) is held in the name of a third-party financial adviser/broker-dealer, it is likely that only such adviser’s privacy policies apply to the customer. This notice supersedes all previously issued privacy disclosures.

For more information about Eaton Vance’s Privacy Policy, please call 1-800-262-1122.

Delivery of Shareholder Documents. The Securities and Exchange Commission (the “SEC”) permits funds to deliver only one copy of shareholder documents, including prospectuses, proxy statements and shareholder reports, to fund investors with multiple accounts at the same residential or post office box address. This practice is often called “householding” and it helps eliminate duplicate mailings to shareholders.

Eaton Vance, or your financial adviser, may household the mailing of your documents indefinitely unless you instruct Eaton Vance, or your financial adviser, otherwise.

If you would prefer that your Eaton Vance documents not be householded, please contact Eaton Vance at 1-800-262-1122, or contact your financial adviser.

Your instructions that householding not apply to delivery of your Eaton Vance documents will be effective within 30 days of receipt by Eaton Vance or your financial adviser.

Portfolio Holdings. Each Eaton Vance Fund and its underlying Portfolio(s) (if applicable) will file a schedule of portfolio holdings on Form N-Q with the SEC for the first and third quarters of each fiscal year. The Form N-Q will be available on the Eaton Vance website at www.eatonvance.com, by calling Eaton Vance at 1-800-262-1122 or in the EDGAR database on the SEC’s website at www.sec.gov. Form N-Q may also be reviewed and copied at the SEC’s public reference room in Washington, D.C. (call 1-800-732-0330 for information on the operation of the public reference room).

Proxy Voting. From time to time, funds are required to vote proxies related to the securities held by the funds. The Eaton Vance Funds or their underlying Portfolios (if applicable) vote proxies according to a set of policies and procedures approved by the Funds’ and Portfolios’ Boards. You may obtain a description of these policies and procedures and information on how the Funds or Portfolios voted proxies relating to portfolio securities during the most recent 12 month period ended June 30, without charge, upon request, by calling 1-800-262-1122. This description is also available on the SEC’s website at www.sec.gov.

Eaton Vance National Municipals Fund as of September 30, 2009

MANAGEMENT’S DISCUSSION OF FUND PERFORMANCE

Economic and Market Conditions

During the year ending September 30, 2009, the U.S. economy and the capital markets continued to show improvement from the market upheaval that occurred in the fall of 2008 and continued through the first quarter of 2009.

     After contracting in the first three quarters of the Fund’s fiscal year, the U.S. economy showed positive growth in the year’s final quarter. According to the U.S. Department of Commerce, the economy declined at annualized rates of 5.4%, 6.4% and 0.7% in the fourth quarter of 2008 Thomas M. Metzold, CFA and the first and second quarters of Portfolio Manager 2009, respectively. In the third quarter of 2009, the economy grew at an estimated annualized rate of 3.5%.

In the first three months of the period, the capital markets were shaken by unprecedented events. Just prior to the beginning of the period, in September 2008, the federal government had taken control of federally chartered mortgage giants Fannie Mae and Freddie Mac. During the same month, Lehman Brothers filed for bankruptcy protection; Bank of America announced its acquisition of Merrill Lynch; and Goldman Sachs and Morgan Stanley petitioned the U.S. Federal Reserve (the Fed) to become bank holding companies, a step that brings greater regulation but also easier access to credit. These actions redefined the Wall Street landscape. In response, the Fed lowered the federal funds rate to a range of 0.0% to 0.25% from 2.00% as of September 30, 2008, and took extraordinary action through a variety of innovative lending techniques in an attempt to ease the credit crisis.

During calendar year 2009, the municipal market witnessed a significant rebound as headline risk abated, demand returned from investors who had sought the relative safety of Treasury bonds in 2008, and cautious optimism spread on signs of a mildly improving economy. The renewed appetite for municipal bonds was buoyed by provisions in the American Recovery and Reinvestment Act of 2009 aimed at supporting the municipal market. The new Build America Bonds Program gave municipal issuers access to the taxable debt markets, providing the potential for lower net borrowing costs and reducing the supply of traditional tax-exempt bonds. The federal stimulus program also provided direct cash subsidies to municipalities that were facing record budget deficits. The result of these events was a dramatic rally for the sector as yields fell and prices rose across the yield curve.

During the year ending September 30, 2009, municipals continued the rally that had begun in mid-Decem-ber 2008, posting strong returns for the period. The Fund’s benchmark, the Barclays Capital Municipal Bond Index (the Index)—a broad-based, unmanaged index of municipal bonds —gained 14.85% for the period.1

Management Discussion

During the year ending September 30, 2009, the Fund outperformed the Index. Given the combination of the Fund’s objective of providing tax-exempt income and the historical upward slope of the municipal yield curve, the Fund generally holds longer-maturity bonds relative to the broad market and many of our competitors. Management’s bias toward long maturities was the basis for much of the Fund’s relative outperformance for the period, given the significant price movement of the longer end of the municipal yield curve. Finally, investing down the credit spectrum and making higher allocations to revenue bonds also contributed positively to the Fund’s relative performance.

The Fund generally invests in bonds with stated maturities of 10 years or longer, as longer-maturity bonds historically have provided greater tax-exempt income for investors than shorter-maturity bonds. While the price declines experienced by municipals in 2008 were most pronounced on the long end of the yield curve, longer-maturity bonds outperformed shorter maturities during the first half of 2009, thus providing the basis for much of the Fund’s underperformance in the earlier part of the period and outperformance later in the fiscal year, respectively.

Fund shares are not insured by the FDIC and are not deposits or other obligations of, or guaranteed by, any depository institution. Shares are subject to investment risks, including possible loss of principal invested.

1It is not possible to invest directly in an Index. The Index’s total return does not reflect expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Index.

Past performance is no guarantee of future results.

The views expressed throughout this report are those of the portfolio manager and are current only through the end of the period of the report as stated on the cover. These views are subject to change at any time based upon market or other conditions, and the investment adviser disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a fund are based on many factors, may not be relied on as an indication of trading intent on behalf of any Eaton Vance fund. Portfolio information provided in the report may not be representative of the Fund’s current or future investments and may change due to active management.

Eaton Vance National Municipals Fund a s o f S e p t e m b e r 3 0 , 2 0 0 9
M A N A G E M E N T ’ S D I S C U S S I O N O F F U N D P E R F O R M A N C E

Management employed leverage in the Fund, through
which additional exposure to the municipal market was
achieved. Leverage has the impact of magnifying the
Fund’s exposure to its leveraged investments in both up
and down markets.1

As we move ahead, we recognize that many state gov-
ernments, particularly California, face significant budget
deficits that are driven primarily by a steep decline in
tax revenues. We will continue to monitor any new
developments as state legislatures formulate solutions
to address these fiscal problems. As in all environ-
ments, we maintain our long-term perspective on the
markets against the backdrop of relatively short periods
of market volatility. We will continue to actively man-
age municipals with the same income-focused, relative
value approach we have always employed. We believe
that this approach, which is based on credit research
and decades of experience in the municipal market, has
served municipal investors well over the long term.

Effective December 1, 2009, the Fund’s name will be changed to
“Eaton Vance National Municipal Income Fund.”

1The Fund employs residual interest bond (RIB) financing. The leverage created by RIB investments provides an opportunity for increased income but, at the same time, creates special risks (including the likelihood of greater volatility of net asset value). See Note 1I to the financial statements for more information on RIB investments.

Eaton Vance National Municipals Fund a s o f S e p t e m b e r 3 0 , 2 0 0 9
PERFORMANCE INFORMATION

The line graph and table set forth below provide information about the Fund’s performance. The line graph compares the performance of Class B of the Fund with that of the Barclays Capital Municipal Bond Index, an unmanaged index of municipal bonds, and the Barclays Capital Long (22+) Municipal Bond Index, the long bond component of the Barclays Capital Municipal Bond Index. The lines on the graph represent the total returns of a hypothetical investment of $10,000 in each of Class B, the Barclays Capital Municipal Bond Index and the Barclays Capital Long (22+) Municipal Bond Index. The table includes the total returns of each Class of the Fund at net asset value and maximum public offering price. The performance presented below does not reflect the deduction of taxes, if any, that a shareholder would pay on distributions or redemptions of Fund shares.

performance[1]	Class A	Class B	Class C	Class I
Share Class Symbol	EANAX	EVHMX	ECHMX	EIHMX
Average Annual Total Returns (at net asset value)
One Year	17.97%	17.18%	17.18%	18.28%
Five Years	3.49	2.79	2.76	3.75
10 Years	5.31	4.71	4.53	5.62
Life of Fund†	5.96	5.85	4.40	5.22
SEC Average Annual Total Returns (including sales charge or applicable CDSC)
One Year	12.39%	12.18%	16.18%	18.28%
Five Years	2.50	2.45	2.76	3.75
10 Years	4.80	4.71	4.53	5.62
Life of Fund†	5.63	5.85	4.40	5.22

†Inception dates: Class A: 4/5/94; Class B: 12/19/85; Class C: 12/3/93; Class I: 7/1/99

total annual
operating expenses[2]		Class A	Class B	Class C	Class I
Expense Ratio		1.10%	1.85%	1.85%	0.86%
distribution rates/Yields		Class A	Class B	Class C	Class I
Distribution Rate[3]		5.14%	4.50%	4.50%	5.36%
Taxable-Equivalent Distribution Rate[3,4]		7.91	6.92	6.92	8.25
SEC 30-day Yield[5]		4.97	4.50	4.49	5.47
Taxable-Equivalent SEC 30-day Yield[4,5] 7.65			6.92	6.91	8.42

Index Performance[6] (Average Annual Total Returns)
	Barclays Capital		Barclays Capital Long (22+)
	Municipal Bond Index		Municipal Bond Index
One Year	14.85%		19.78%
Five Years	4.78		4.88
10 Years	5.77		6.27
Lipper Averages[7] (Average Annual Total Returns)
Lipper General Municipal Debt Funds Classification
One Year			13.29%
Five Years			3.43
10 Years			4.56

PORTFOLIO MANAGER: THOMAS M. METZOLD, CFA

*Source: Lipper, Inc. Class B commenced investment operations on 12/19/85.

A $10,000 hypothetical investment at net asset value in Class A, Class C and Class I on 9/30/99 would have been valued at $16,788 ($15,990 at the maximum offering price), $15,579 and $17,279, respectively, on 9/30/09. It is not possible to invest directly in an Index. The Indices’ total returns do not reflect the expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Indices.

Past performance is no guarantee of future results. Returns are historical and are calculated by determining the percentage change in net asset value or offering price (as applicable) with all distributions reinvested. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance is for the stated time period only; due to market volatility, the Fund’s current performance may be lower or higher than the quoted return. For performance as of the most recent month end, please refer to www.eatonvance.com.

1 Average Annual Total Returns do not include the 4.75% maximum sales charge for Class A shares or the applicable contingent deferred sales charges (CDSC) for Class B and Class C shares. If sales charges were deducted, the returns would be lower. SEC Average Annual Total Returns for Class A reflect the maximum 4.75% sales charge. SEC Average Annual Total Returns for Class B reflect the applicable CDSC based on the following schedule: 5% - 1st and 2nd years; 4% - 3rd year; 3% - 4th year; 2% - 5th year; 1% - 6th year. SEC Average Annual Total Returns for Class C reflect a 1% CDSC for the first year. Class I shares are offered to certain investors at net asset value. 2 Source: Prospectus dated 2/1/09. Includes interest expense of 0.46% relating to the Fund’s liability with respect to floating rate notes held by third parties in conjunction with inverse floater securities transactions by the Fund. The Fund also records offsetting interest income relating to the municipal obligations underlying such transactions, and, as a result, net asset value and performance have not been affected by this expense. 3 The Fund's distribution rate represents actual distributions paid to shareholders and is calculated by dividing the last distribution per share (annualized) by the net asset value. 4 Taxable-equivalent figures assume a maximum 35.00% federal income tax rate. A lower tax rate would result in lower tax-equivalent figures. 5 The Fund's SEC yield is calculated by dividing the net investment income per share for the 30-day period by the offering price at the end of the period and annualizing the result. 6 It is not possible to invest directly in an Index. The Indices’ total returns do not reflect the expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Indices. Index performance is available as of month end only. 7 The Lipper Averages are the average annual total returns, at net asset value, of the funds that are in the same Lipper Classification as the Fund. It is not possible to invest in a Lipper Classification. Lipper Classifications may include insured and uninsured funds, as well as leveraged and unleveraged funds. The Lipper General Municipal Debt Funds Classification contained 242, 202 and 160 funds for the 1-year, 5-year and 10-year time periods, respectively. Lipper Averages are available as of month end only.

Eaton Vance National Municipals Fund as of September 30, 2009

PORTFOLIO COMPOSITION

Rating Distribution*1

By total investments

*The rating distribution presented above includes the ratings of securities held by special purpose vehicles in which the Fund holds a residual interest. See Note 1I to the Fund's financial statements. Absent such securities, the Fund's rating distribution at 9/30/09, is as follows, and the average rating is AA-.

AAA	27.1%	BB	0.2%
AA	32.6%	B	2.8%
A	23.2%	CCC	0.4%
BBB	9.3%	Not Rated	4.4%

Fund Statistics[2]

• Number of Issues:	422
• Average Maturity:	26.5 years
• Average Effective Maturity:	17.4 years
• Average Call Protection:	11.1 years
• Average Dollar Price:	$91.79
• RIB Leverage[3] :	12.0%

1 Rating Distribution is determined by dividing the total market value of the issues by the total investments of the Fund. Although the investment adviser considers ratings when making investment decisions, it performs its own credit and investment analysis and does not rely primarily on the ratings assigned by the rating services. Credit quality can change from time to time, and recently issued credit ratings may not fully reflect the actual risks posed by a particular security or the issuer’s current financial condition. The rating assigned to a security by a rating agency does not necessarily reflect its assessment of the volatility of a security’s market value or of the liquidity of an investment in the security.

2 Fund holdings information excludes securities held by special purpose vehicles in which the Fund holds a residual interest. See Note 1I to the Fund’s financial statements.

3 See Note 1l to the Fund’s financial statements. RIB leverage represents the amount of Floating Rate Notes outstanding as of 9/30/09 as a percentage of the Fund’s net assets plus Floating Rate Notes. Floating Rate Notes reflect adjustments for executed but unsettled RIB transactions and the effect of RIBs purchased in secondary market transactions.

Eaton Vance National Municipals Fund a s o f S e p t e m b e r 3 0 , 2 0 0 9
FUN D EXP ENSES

Example: As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchases and redemption fees (if applicable); and (2) ongoing costs, including management fees; distribution or service fees; and other Fund expenses. This Example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The Example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period (April 1, 2009 – September 30, 2009).

Actual Expenses: The first section of the table below provides information about actual account values and actual expenses. You may use the information in this section, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first section under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes: The second section of the table below provides information about hypothetical account values and hypothetical expenses based on the actual Fund expense ratio and an assumed rate of return of 5% per year (before expenses), which is not the actual return of the Fund. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in each table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads) or redemption fees (if applicable). Therefore, the second section of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would be higher.

	Eaton Vance National Municipals Fund

	Beginning Account Value	Ending Account Value	Expenses Paid During Period*
	(4/1/09)	(9/30/09)	(4/1/09 – 9/30/09)

Actual
Class A	$1,000.00	$1,267.80	$4.38
Class B	$1,000.00	$1,264.60	$8.63
Class C	$1,000.00	$1,264.60	$8.63
Class I	$1,000.00	$1,269.30	$2.96

Hypothetical
(5% return per year before expenses)
Class A	$1,000.00	$1,021.20	$3.90
Class B	$1,000.00	$1,017.40	$7.69
Class C	$1,000.00	$1,017.40	$7.69
Class I	$1,000.00	$1,022.50	$2.64

*

Expenses are equal to the Fund’s annualized expense ratio of 0.77% for Class A shares, 1.52% for Class B shares, 1.52% for Class C shares and 0.52% for Class I shares, multiplied by the average account value over the period, multiplied by 183/365 (to reflect the one-half year period). The Example assumes that the $1,000 was invested at the net asset value per share determined at the close of business on March 31, 2009.

Eaton Vance National Municipals Fund a s o f S e p t e m b e r 3 0 , 2 0 0 9
PORTFOLIO OF INVESTMENTS

Tax - Exe mpt Inve stme nts — 112. 3%

Principal Amount
(000’s omitted)	Security	Value

Cogeneration — 0.7%

$ 22,150	Maryland Energy Financing Administration, (AES
	Warrior Run), (AMT), 7.40%, 9/1/19	$ 22,159,967
6,100	Pennsylvania Economic Development Financing
	Authority, (Northampton Generating), (AMT),
	6.50%, 1/1/13	4,316,726
21,950	Pennsylvania Economic Development Financing
	Authority, (Northampton Generating), (AMT),
	6.60%, 1/1/19	15,442,703
2,900	Pennsylvania Economic Development Financing
	Authority, (Northampton Generating), Junior Liens,
	(AMT), 6.875%, 1/1/11	1,903,241
5,000	Pennsylvania Economic Development Financing
	Authority, (Northampton Generating), Junior Liens,
	(AMT), 6.95%, 1/1/21	2,767,800

		$ 46,590,437

Education — 5.4%

$ 15,095	California Educational Facilities Authority, (Claremont
	McKenna College), 5.00%, 1/1/39	$ 15,893,676
47,500	Connecticut Health and Educational Facilities Authority,
	(Yale University), 4.85%, 7/1/37(1)	50,671,575
2,500	Connecticut Health and Educational Facilities Authority,
	(Yale University), 4.85%, 7/1/37	2,666,925
33,305	Houston, TX, Higher Educational Finance Corp., (Rice
	University), 4.50%, 11/15/37	33,973,764
31,000	Houston, TX, Higher Educational Finance Corp., (Rice
	University), 4.50%, 5/15/42	31,347,820
6,000	Massachusetts Health and Educational Facilities
	Authority, (Harvard University), 5.00%, 10/1/38(1)	6,482,100
50,000	Massachusetts Health and Educational Facilities
	Authority, (Harvard University), 5.50%, 11/15/36	56,934,750
21,665	Massachusetts Health and Educational Facilities
	Authority, (Harvard University), 5.50%, 11/15/36(2)	24,669,719
4,750	Massachusetts Health and Educational Facilities
	Authority, (Massachusetts Institute of Technology),
	5.50%, 7/1/36	5,404,978
45,615	Missouri Health and Educational Facilities Authority,
	(Washington University), 5.375%, 3/15/39(1)	51,102,485
14,590	New York Dormitory Authority, (Vassar College),
	4.25%, 7/1/39	14,448,039
10,000	New York Dormitory Authority, (Vassar College),
	5.00%, 7/1/46	10,551,200
15,000	North Carolina Capital Facilities Finance Agency, (Duke
	University), 5.00%, 10/1/38(1)	16,306,050
17,000	North Carolina Capital Facilities Finance Agency, (Duke
	University), 5.00%, 10/1/38	18,480,020
16,175	St. Joseph County, IN, Educational Facilities, (University of
	Notre Dame du Lac Project), 5.00%, 3/1/36	17,483,234

Principal Amount
(000’s omitted)	Security	Value

Education (continued)
$ 500	University of Mississippi Educational Building Corp.,
	(Residential College Project), 5.00%, 10/1/33	$ 532,045
		$ 356,948,380

Electric Utilities — 2.2%
$ 9,260	Brazos River Authority, TX, Pollution Control Revenue,
	(Texas Energy Co.), (AMT), 5.40%, 5/1/29	$ 4,233,857
32,500	Brazos River Authority, TX, Pollution Control Revenue,
	(Texas Energy Co.), (AMT), 8.25%, 5/1/33	20,404,475
500	Harrison County Commission, WV, (Allegheny Energy),
	(AMT), 5.50%, 10/15/37	489,495
12,050	Long Island, NY, Electric Power Authority,
	5.75%, 4/1/39	13,426,110
5,000	Matagorda County, TX, Navigation District No. 1,
	(Reliant Energy), (AMT), 5.95%, 5/1/30	4,717,000
150	Puerto Rico Electric Power Authority, 5.00%, 7/1/25	154,556
25	San Antonio, TX, (Electric and Gas Systems),
	5.00%, 2/1/34	26,890
42,200	San Antonio, TX, (Electric and Gas Systems),
	5.00%, 2/1/34(1)	45,390,742
50,975	Vernon, CA, Electric System Revenue,
	5.125%, 8/1/21	54,354,133
		$ 143,197,258

Escrowed / Prerefunded — 0.1%
$ 2,400	Bexar County, TX, Health Facilities, (St. Luke’s
	Lutheran), Escrowed to Maturity, 7.00%, 5/1/21	$ 3,325,608
95	Honolulu, HI, Escrowed to Maturity, 6.00%, 1/1/10	96,368
2,500	Kanawha-Putnam, SFMR, WV, Escrowed to Maturity,
	0.00%, 12/1/16	2,057,000
1,500	Mississippi Housing Finance Corp., SFMR, Escrowed to
	Maturity, 0.00%, 6/1/15	1,315,095
500	Puerto Rico Electric Power Authority, Escrowed to
	Various Dates to 7/1/16, 0.00%, 7/1/17	378,480
820	West Virginia Hospital Finance Authority, (Charleston
	Area Medical Center, Inc.), Escrowed to Maturity,
	6.50%, 9/1/23	1,071,666
		$ 8,244,217

General Obligations — 13.1%
$ 5,570	California, 4.75%, 9/1/35	$ 5,400,171
27,925	California, 6.00%, 4/1/38	30,884,492
15,690	California, (AMT), 5.05%, 12/1/36	14,450,490
94,200	Clark County, NV, 5.00%, 6/1/38(1)	97,818,693
15,910	Denton County, TX, 4.50%, 7/15/34	16,239,337
17,225	Florida Board of Education, 4.75%, 6/1/38	17,986,862
60,945	Florida Board of Education, 5.00%, 6/1/37(1)	64,590,121

S e e notes to financ ial statem e nts
6

Eaton Vance National Municipals Fund a s o f S e p t e m b e r 3 0 , 2 0 0 9
PORTFOLIO OF INVESTMENTS CO N T ’ D

Principal Amount
(000’s omitted)	Security	Value

General Obligations (continued)
$ 17,450	Irving, TX, Independent School District,
	4.50%, 2/15/31	$ 17,891,485
56,920	Judson, TX, Independent School District,
	4.50%, 2/1/35	57,788,030
20,230	Maricopa County, AZ, Community College District,
	3.00%, 7/1/23(2)	19,694,107
305	Maui County, HI, 5.00%, 3/1/21	318,737
56,000	Michigan Municipal Bond Authority, 9.50%, 8/20/10	56,136,640
285	Mississippi, 4.75%, 1/1/27	295,183
300	Mississippi, 4.75%, 1/1/28	309,879
12,435	New York, NY, 4.50%, 5/15/30	12,947,322
5,275	Newton, MA, 5.00%, 4/1/36	5,769,320
11,480	Newton, MA, 5.00%, 4/1/39	12,546,262
41,620	Port Authority of Houston, TX, (Harris County), (AMT),
	5.625%, 10/1/38(1)	44,169,017
10,000	Port Authority of Houston, TX, (Harris County), (AMT),
	5.625%, 10/1/38	10,612,400
285	Puerto Rico, 0.00%, 7/1/15	213,137
9,515	Salem-Keizer, OR, School District, No. 24J,
	0.00%, 6/15/21	6,196,358
15,595	Salem-Keizer, OR, School District, No. 24J,
	0.00%, 6/15/22	9,679,973
20,785	Salem-Keizer, OR, School District, No. 24J,
	0.00%, 6/15/24	11,616,529
13,210	Salem-Keizer, OR, School District, No. 24J,
	0.00%, 6/15/25	7,025,871
13,210	Salem-Keizer, OR, School District, No. 24J,
	0.00%, 6/15/26	6,650,442
11,290	Salem-Keizer, OR, School District, No. 24J,
	0.00%, 6/15/27	5,361,282
10,830	Salem-Keizer, OR, School District, No. 24J,
	0.00%, 6/15/28	4,850,432
8,805	Salem-Keizer, OR, School District, No. 24J,
	0.00%, 6/15/29	3,727,068
36,300	San Francisco, CA, Bay Area Rapid Transit District,
	(Election of 2004), 4.75%, 8/1/37(1)	38,076,704
57,400	Santa Clara County, CA, (Election of 2008),
	5.00%, 8/1/39(1)	61,712,462
100,050	Texas, (Transportation Commission-Mobility Fund),
	4.50%, 4/1/32	101,626,788
115,000	Texas, (Transportation Commission-Mobility Fund),
	4.50%, 4/1/33(1)	116,277,650
		$ 858,863,244

Health Care-Miscellaneous — 0.0%
$ 797	Osceola County, FL, Industrial Development Authority,
	Community Provider Pooled Loan, 7.75%, 7/1/17	$ 797,008
1,169	Tax Revenue Exempt Securities Trust, Community
Health Provider, (Pooled Loan Program Various States
	Trust Certificates), 5.50%, 12/1/36(3)	1,196,111

Principal Amount
(000’s omitted)	Security	Value

Health Care-Miscellaneous (continued)
$ 1,250	Tax Revenue Exempt Securities Trust, Community
Health Provider, (Pooled Loan Program Various States
	Trust Certificates), 5.875%, 12/1/36(3)	$ 1,280,383

		$ 3,273,502

Hospital — 15.1%

$ 34,260	Alabama Special Care Facilities Financing Authority,
	(Ascension Health), 5.00%, 11/15/39(1)	$ 35,716,906
6,125	Allegheny County, PA, Hospital Development Authority,
	(University of Pittsburgh Medical Center),
	5.375%, 8/15/29	6,665,348
16,640	Allegheny County, PA, Hospital Development Authority,
	(University of Pittsburgh Medical Center),
	5.50%, 8/15/34	17,912,794
18,600	California Health Facilities Financing Authority, (Catholic
	Healthcare West), 5.625%, 7/1/32	19,267,368
100	California Health Facilities Financing Authority, (Catholic
	Healthcare West), 6.00%, 7/1/39	107,077
36,700	California Health Facilities Financing Authority,
	(Providence Health System), 5.50%, 10/1/39(1)	38,573,351
25	California Health Facilities Financing Authority,
	(Providence Health System), 5.50%, 10/1/39	26,276
49,110	California Health Facilities Financing Authority, (Sutter
	Health), 5.25%, 11/15/46	49,589,314
11,000	California Statewide Communities Development
	Authority, (Huntington Memorial Hospital),
	5.00%, 7/1/35	10,464,190
7,195	California Statewide Communities Development
	Authority, (John Muir Health), 5.00%, 8/15/36	6,967,278
68,805	California Statewide Communities Development
	Authority, (Kaiser Permanente), 5.00%, 3/1/41	67,519,035
59,525	California Statewide Communities Development
	Authority, (Sutter Health), 5.25%, 11/15/48	59,285,709
5,095	Camden County, NJ, Improvement Authority, (Cooper
	Health System), 5.00%, 2/15/25	4,587,640
12,725	Camden County, NJ, Improvement Authority, (Cooper
	Health System), 5.00%, 2/15/35	10,670,549
14,320	Camden County, NJ, Improvement Authority, (Cooper
	Health System), 5.25%, 2/15/27	13,026,045
27,615	Colorado Health Facilities Authority, (Catholic Health
	Initiatives), 4.50%, 9/1/38	26,119,648
49,030	Fairfax County, VA, Industrial Development Authority,
	(Inova Health System), 5.50%, 5/15/35	53,262,270
100	Hawaii Department of Budget and Finance, (Hawaii
	Pacific Health), 5.60%, 7/1/33	100,595
400	Hawaii Department of Budget and Finance, (Wilcox
	Memorial Hospital), 5.35%, 7/1/18	400,784
95	Hawaii Department of Budget and Finance, (Wilcox
	Memorial Hospital), 5.50%, 7/1/28	92,712

S e e notes to financ ial statem e nts
7

Eaton Vance National Municipals Fund a s o f S e p t e m b e r 3 0 , 2 0 0 9
PORTFOLIO OF INVESTMENTS CO N T ’ D

Principal Amount
(000’s omitted)	Security	Value

Hospital (continued)
$ 42,470	Highlands County, FL, Health Facilities Authority,
	(Adventist Health System), 5.25%, 11/15/36	$ 43,250,174
53,260	Illinois Finance Authority, (Provena Healthcare),
	7.75%, 8/15/34	60,081,541
14,745	Indiana Health and Educational Facilities Authority,
	(Ascension Health), 5.00%, 11/15/36	15,162,284
39,000	Maryland Health and Higher Educational Facilities
	Authority, (Medstar Health), 4.75%, 5/15/42	36,370,620
2,155	Michigan Hospital Finance Authority, (Henry Ford
	Health System), 5.00%, 11/15/38	1,978,850
20,000	Michigan Hospital Finance Authority, (Henry Ford
	Health System), 5.25%, 11/15/46	18,633,000
20,790	Michigan Hospital Finance Authority, (McLaren
	Healthcare), 5.00%, 8/1/35	19,860,063
500	Mississippi Hospital Equipment and Facilities Authority,
	(Baptist Health System), 5.00%, 8/15/29	489,490
600	Mississippi Hospital Equipment and Facilities Authority,
	(South Central Regional Medical Center),
	5.25%, 12/1/31	552,756
500	Monongalia County Building Commission, WV,
	(Monongalia General Hospital), 5.25%, 7/1/25	514,955
54,300	New York Dormitory Authority, (Memorial Sloan-
	Kettering Cancer Center), 5.00%, 7/1/36(1)	57,410,304
12,795	New York Dormitory Authority, (NYU Hospital Center),
	5.625%, 7/1/37	12,845,540
80,620	New York Dormitory Authority, (St. Luke’s Roosevelt
	Hospital), 4.90%, 8/15/31	83,290,134
4,000	Oneida County, NY, Industrial Development Agency,
	(Elizabeth Medical Center), 6.00%, 12/1/29	3,594,600
41,400	Orange County, FL, Health Facilities Authority, (Orlando
	Regional Medical Center), 5.375%, 10/1/41	40,140,198
2,000	South Carolina Jobs-Economic Development Authority,
	(Kershaw County Medical Center Project),
	6.00%, 9/15/38	2,015,080
63,000	South Miami, FL, Health Facilities Authority, (Baptist
	Health), 5.00%, 8/15/37(1)	63,650,475
75,000	South Miami, FL, Health Facilities Authority, (Baptist
	Health), 5.00%, 8/15/42(1)	75,432,375
23,690	Sullivan County, TN, Health, Educational and Facilities
	Board, (Wellmont Health System),
	Variable Rate, 5.44%, 9/1/32	20,119,443
2,500	West Orange, FL, Health Care District,
	5.80%, 2/1/31	2,510,600
500	West Virginia Hospital Finance Authority, (Charleston
	Area Medical Center, Inc.), 5.625%, 9/1/32	515,110
8,475	Wisconsin Health and Educational Facilities Authority,
	(Wheaton Franciscan Healthcare), 5.125%, 8/15/30	7,787,084
8,865	Wisconsin Health and Educational Facilities Authority,
	(Wheaton Franciscan Healthcare), 5.25%, 8/15/31	8,171,668

		$ 994,731,233

Principal Amount
(000’s omitted)	Security	Value

Housing — 4.0%
$ 6,630	Arkansas Development Finance Authority, MFMR, (Park
	Apartments), (AMT), 5.95%, 12/1/28	$ 4,284,638
22,350	California Housing Finance Agency, (AMT),
	4.75%, 8/1/42	17,747,017
35,320	California Housing Finance Agency, (AMT),
	5.60%, 8/1/38	32,843,362
8,540	Lake Creek, CO, (Affordable Housing Corp.),
	6.25%, 12/1/23	8,523,176
14,475	New Hampshire Housing Finance Authority, Multi-
	Family Housing, (AMT), 6.20%, 7/1/36	12,054,925
27,380	New Jersey Housing and Mortgage Finance Agency,
	Single Family Housing, (AMT), 4.625%, 10/1/27	26,107,925
10,640	Texas Student Housing Corp., (University of Northern
	Texas), 6.85%, 7/1/31	8,064,056
37,680	Virginia Housing Development Authority, (AMT),
	4.90%, 1/1/33	37,625,364
23,335	Virginia Housing Development Authority, (AMT),
	5.20%, 10/1/26(1)	24,242,405
40,250	Virginia Housing Development Authority, (AMT),
	5.875%, 7/1/35	42,249,620
6,940	Virginia Housing Development Authority, (AMT),
	Variable Rate, 22.763%, 10/1/35(3)(4)(5)	8,080,242
18,345	Virginia Housing Development Authority, Series A,
	(AMT), 5.10%, 10/1/35	18,625,128
18,750	Virginia Housing Development Authority, Series A1,
	(AMT), 5.10%, 10/1/35	19,036,312
1,190	West Virginia Housing Development Fund, (AMT),
	5.10%, 11/1/27	1,212,420
		$ 260,696,590

Industrial Development Revenue — 8.2%
$ 6,365	Austin, TX, (CargoPort Development LLC), (AMT),
	8.30%, 10/1/21	$ 6,253,994
1,980	Broward County, FL, (Lynxs CargoPort), (AMT),
	6.75%, 6/1/19	1,762,081
2,250	Calhoun County, AR, Solid Waste Disposal Revenue,
	(Georgia-Pacific Corp.), (AMT), 6.375%, 11/1/26	2,193,930
2,460	Capital Trust Agency, FL, (Fort Lauderdale Project),
	(AMT), 5.75%, 1/1/32	1,817,719
4,000	Courtland, AL, Solid Waste Disposal, (Champion
	International Corp.), (AMT), 6.70%, 11/1/29	4,041,720
15,325	Denver, CO, City and County Special Facilities, (United
	Airlines), (AMT), 5.25%, 10/1/32	11,764,696
37,970	Denver, CO, City and County Special Facilities, (United
	Airlines), (AMT), 5.75%, 10/1/32	31,239,058
5,050	Hardeman County, TN, (Correctional Facilities Corp.),
	7.75%, 8/1/17	4,781,946
300	Hawaii Department of Transportation Special Facilities,
	(Continental Airlines), (AMT), 7.00%, 6/1/20	296,421
40,000	Houston, TX, Airport System, (Continental Airlines),
	(AMT), 6.75%, 7/1/29	39,310,000

S e e notes to financ ial statem e nts
8

Eaton Vance National Municipals Fund a s o f S e p t e m b e r 3 0 , 2 0 0 9
PORTFOLIO OF INVESTMENTS CO N T ’ D

Principal Amount
(000’s omitted)	Security	Value

Industrial Development Revenue (continued)
$ 94,640	Liberty Development Corp., NY, (Goldman Sachs
	Group, Inc.), 5.25%, 10/1/35	$ 97,501,914
49,775	Liberty Development Corp., NY, (Goldman Sachs
	Group, Inc.), 5.50%, 10/1/37	53,190,560
200	Lowndes County, MS, (Weyerhaeuser),
	6.80%, 4/1/22	221,296
10,000	Michigan Strategic Fund, (S.D. Warren), Series A,
	(AMT), 7.375%, 1/15/22	8,229,900
15,000	Michigan Strategic Fund, (S.D. Warren), Series B,
	(AMT), 7.375%, 1/15/22	12,344,850
3,500	Michigan Strategic Fund, (S.D. Warren), Series C,
	(AMT), 7.375%, 1/15/22	2,880,465
175	Mississippi Business Finance Corp., (Air Cargo), (AMT),
	7.25%, 7/1/34	147,037
350	Mississippi Business Finance Corp., (Northrop Grumman
	Ship System), 4.55%, 12/1/28	325,553
5,025	New Jersey Economic Development Authority,
	(American Airlines, Inc.), (AMT), 7.10%, 11/1/31	3,750,057
18,820	New Jersey Economic Development Authority,
	(Continental Airlines), (AMT), 6.25%, 9/15/29	17,484,909
4,950	New Jersey Economic Development Authority,
	(Continental Airlines), (AMT), 9.00%, 6/1/33	5,211,855
36,000	New York, NY, Industrial Development Agency,
	(American Airlines, Inc. - JFK International Airport),
	(AMT), 7.625%, 8/1/25	36,606,240
3,000	New York, NY, Industrial Development Agency,
	(American Airlines, Inc. - JFK International Airport),
	(AMT), 7.75%, 8/1/31	3,074,580
10,000	New York, NY, Industrial Development Agency,
	(American Airlines, Inc. - JFK International Airport),
	(AMT), 8.00%, 8/1/12	10,141,800
12,000	New York, NY, Industrial Development Agency,
	(American Airlines, Inc. - JFK International Airport),
	(AMT), 8.00%, 8/1/28	12,543,720
12,500	New York, NY, Industrial Development Agency,
	(American Airlines, Inc. - JFK International Airport),
	(AMT), 8.50%, 8/1/28	12,834,500
5,000	Skowhegan, ME, (S.D. Warren), (AMT),
	6.65%, 10/15/15	4,685,800
159,640	St. John Baptist Parish, LA, (Marathon Oil Corp.),
	5.125%, 6/1/37	153,781,212
1,600	Virgin Islands Public Finance Authority, (HOVENSA
	LLC), (AMT), 4.70%, 7/1/22	1,489,216
300	Warren County, MS, (International Paper), (AMT),
	6.70%, 8/1/18	304,236

		$ 540,211,265

Principal Amount
(000’s omitted)	Security	Value

Insured-Bond Bank — 0.0%
$ 435	Mississippi Development Bank, (Capital Projects),
	(AMBAC), 5.00%, 7/1/24	$ 395,946
		$ 395,946

Insured-Education — 0.7%
$ 2,000	Alabama State Board of Education, (Jefferson State
	Community College), (NPFG), 4.625%, 10/1/32	$ 2,002,360
30,145	Baldwin County, AL, Board of Education, (AMBAC),
	4.50%, 7/1/37	30,438,009
9,145	Broward County, FL, Educational Facilities Authority,
	(Nova Southeastern University), (AGC),
	4.50%, 4/1/36	8,923,600
300	Hawaii Department of Budget and Finance,
	(Chaminade University of Honolulu), (RADIAN),
	4.75%, 1/1/36	261,777
500	Hawaii Department of Budget and Finance, (Mid
	Pacific Institute), (RADIAN), 4.625%, 1/1/36	424,220
500	University of Hawaii, (NPFG), 3.50%, 7/15/27	465,590
400	University of Hawaii, (NPFG), 4.50%, 7/15/32	406,108
500	West Virginia University, (FGIC), (NPFG),
	4.75%, 10/1/35	505,320
500	West Virginia University, (NPFG), 5.25%, 4/1/28	568,460
		$ 43,995,444

Insured-Electric Utilities — 3.0%
$ 11,200	California Pollution Control Financing Authority, (Pacific
	Gas and Electric Co.), Series B, (FGIC), (AMT),
	4.75%, 12/1/23	$ 10,848,880
35,000	California Pollution Control Financing Authority, (Pacific
	Gas and Electric Co.), Series D, (FGIC), (AMT),
	4.75%, 12/1/23	33,902,750
250	Hawaii Department of Budget and Finance, (Hawaiian
	Electric Co.), (AMBAC), (AMT), 5.75%, 12/1/18	253,000
53,925	Hawaii Department of Budget and Finance, (Hawaiian
	Electric Co.), (FGIC), (AMT), 4.60%, 5/1/26	50,174,516
500	Hawaii Department of Budget and Finance, (Hawaiian
	Electric Co.), (FGIC), (AMT), 4.80%, 1/1/25	484,195
40,660	Long Island, NY, Power Authority, (BHAC),
	5.50%, 5/1/33	46,484,952
15,480	Los Angeles, CA, Department of Water and Power,
	(FSA), 4.625%, 7/1/37	15,729,073
38,190	Matagorda County, TX, Navigation District No. 1, (AEP
	Texas Central Co.), (NPFG), (AMT), 5.20%, 5/1/30	36,923,620
605	Mississippi Development Bank, (Municipal Energy),
	(XLCA), 5.00%, 3/1/41	559,970
130	Puerto Rico Electric Power Authority, (FGIC), (NPFG),
	5.25%, 7/1/30	140,847

S e e notes to financ ial statem e nts
9

Eaton Vance National Municipals Fund a s o f S e p t e m b e r 3 0 , 2 0 0 9
PORTFOLIO OF INVESTMENTS CO N T ’ D

Principal Amount
(000’s omitted)	Security	Value

Insured-Electric Utilities (continued)
$ 750	Puerto Rico Electric Power Authority, (NPFG),
	5.50%, 7/1/16	$ 831,862
		$ 196,333,665

Insured-Escrowed / Prerefunded — 0.0%
$ 65	Hawaii Airports System, (NPFG), (AMT), Escrowed to
	Maturity, 6.90%, 7/1/12	$ 69,629
250	Honolulu, HI, City and County Board Water Supply
	Systems, (FSA), Prerefunded to 7/1/11,
	5.25%, 7/1/31	269,892
750	Jackson State University Educational Building Corp.,
	MS, (FGIC), Prerefunded to 3/1/14,
	5.00%, 3/1/29	860,070
150	Puerto Rico, (FSA), Prerefunded to 7/1/11,
	5.125%, 7/1/30	161,939
		$ 1,361,530

Insured-General Obligations — 6.3%
$ 40,000	California, (AGC), 5.00%, 11/1/37(1)	$ 40,824,800
8,485	California, (FSA), 3.25%, 12/1/28	6,825,419
98,375	District of Columbia, (FGIC), (NPFG), 4.50%, 6/1/37	99,004,600
73,560	District of Columbia, (FGIC), (NPFG), 4.75%, 6/1/33	75,747,674
12,250	Frisco, TX, Independent School District, (FSA),
	3.75%, 8/15/38(2)	11,226,757
4,425	Geary County, KS, Unified School District #475,
	(NPFG), 3.00%, 9/1/26	3,691,114
1,000	Hawaii, (NPFG), 5.25%, 5/1/24	1,107,460
350	Hawaii County, (FGIC), (NPFG), 5.55%, 5/1/10	360,563
500	Hinds County, MS, (NPFG), 6.25%, 3/1/11	538,715
500	Honolulu, HI, City and County, (FSA),
	5.00%, 7/1/29	546,255
300	Kauai County, HI, (NPFG), 5.00%, 8/1/24	316,863
13,625	Kendall Kane and Will Counties, IL, Community Unit
	School District No. 308, (FSA), 0.00%, 2/1/21	8,341,906
51,625	Los Angeles, CA, Unified School District, (Election of
	2005), (FSA), 4.75%, 7/1/32(1)	52,696,012
400	Mississippi Development Bank, (FSA),
	4.50%, 10/1/36	402,136
200	Mississippi Development Bank, (Gulf Coast College
	District), (XLCA), 4.25%, 1/1/24	202,070
500	Mississippi Development Bank, (Hinds Community
	College District), (AGC), 5.375%, 10/1/33	551,020
500	Mississippi Development Bank, (Jackson Public School
	District), (FSA), 5.375%, 4/1/28	556,380
1,000	Monongalia County, WV, Board of Education, (NPFG),
	5.00%, 5/1/33	1,046,020
10,000	Montgomery County, TX, (Municipal Utility District
	No. 46 Waterworks and Sewer), (AMBAC),
	4.00%, 3/1/30	9,489,000

Principal Amount
(000’s omitted)	Security	Value

Insured-General Obligations (continued)
$ 10,655	San Juan, CA, Unified School District, (FSA),
	0.00%, 8/1/24	$ 5,094,369
89,460	Texas, (Transportation Commission-Mobility Fund),
	(FGIC), (NPFG), 4.50%, 4/1/35	90,111,269
1,700	West Virginia, (FGIC), (NPFG), 0.00%, 11/1/19	1,215,483
1,000	West Virginia, (FGIC), (NPFG), 0.00%, 11/1/21	648,170
2,000	West Virginia, (FGIC), (NPFG), 0.00%, 11/1/26	999,700
		$ 411,543,755

Insured-Hospital — 0.8%
$ 750	Gulfport, MS, (Gulfport Memorial Hospital), (NPFG),
	6.20%, 7/1/18	$ 750,923
285	Hinds County, MS, (Mississippi Methodist Hospital),
	(AMBAC), 5.60%, 5/1/12	301,635
6,340	Maryland Health and Higher Educational Facilities
	Authority, (Lifebridge Health), (AGC),
	4.75%, 7/1/42(1)	6,419,187
38,800	Maryland Health and Higher Educational Facilities
	Authority, (Lifebridge Health), (AGC),
	4.75%, 7/1/47(1)	39,178,688
1,880	New Jersey Health Care Facilities Financing Authority,
	(Meridian Health Center), (AGC), 5.00%, 7/1/38	1,982,046
6	Osceola County, FL, Industrial Development Authority,
Community Provider Pooled Loan-93 Program, (FSA),
	7.75%, 7/1/10	6,035
995	West Virginia Health Facilities Authority, (West Virginia
	University Medical Corp.), (NPFG), 6.10%, 1/1/18	996,333
5,000	Wisconsin Health and Educational Facilities Authority,
	(Ministry Health Care), (NPFG), 5.125%, 2/15/22	5,101,300
		$ 54,736,147

Insured-Housing — 0.2%
$ 3,000	Florida Housing Finance Authority, (Brittany of
	Rosemont), (AMBAC), (AMT), 6.875%, 8/1/26	$ 3,004,320
10,000	Rhode Island Housing and Mortgage Finance Corp.,
	(Rental Housing Program), (FSA), (AMT),
	5.50%, 10/1/49	10,104,000
		$ 13,108,320

Insured-Lease Revenue / Certificates of
Participation — 1.4%
$ 805	Hawaii State Housing Development Corp., (Kapolei
	Office), (FSA), 5.00%, 11/1/31	$ 850,152
83,025	Hudson Yards, NY, Infrastructure Corp., (NPFG),
	4.50%, 2/15/47	75,703,855
7,390	Jackson County, MO, (Harry S. Truman Sports
	Complex), (AMBAC), 4.50%, 12/1/31	7,493,608
250	Mississippi Development Bank, (Capital Projects &
	Equipment), (FSA), 5.25%, 7/1/26	276,963

S e e notes to financ ial statem e nts
10

Eaton Vance National Municipals Fund a s o f S e p t e m b e r 3 0 , 2 0 0 9
PORTFOLIO OF INVESTMENTS CO N T ’ D

Principal Amount
(000’s omitted)	Security	Value

Insured-Lease Revenue / Certificates of
Participation (continued)
$ 250	Mississippi Development Bank, Special Obligation
	Bond, (Harrison County Project), (AGC),
	4.75%, 10/1/28	$ 267,460
250	Puerto Rico Public Finance Corp., (AMBAC), Escrowed
	to Maturity, 5.50%, 8/1/27	301,953
500	West Virginia Economic Development Authority, (West
	Virginia University), (AMBAC), 5.00%, 7/15/31	505,805
1,685	Western Regional Jail Authority, VA, (NPFG),
	4.25%, 6/1/34	1,699,862
2,760	Western Regional Jail Authority, VA, (NPFG),
	4.25%, 6/1/39	2,774,959
		$ 89,874,617

Insured-Other Revenue — 4.4%
$ 89,400	Golden State Tobacco Securitization Corp., CA, (AGC),
	5.00%, 6/1/45	$ 88,951,212
46,605	Golden State Tobacco Securitization Corp., CA, (FSA),
	0.00%, 6/1/25	19,994,943
50,700	Golden State Tobacco Securitization Corp., CA, (FSA),
	0.00%, 6/1/26	20,217,639
68,155	Harris County-Houston, TX, Sports Authority, (NPFG),
	0.00%, 11/15/34	12,270,626
25,000	Harris County-Houston, TX, Sports Authority, (NPFG),
	0.00%, 11/15/41	2,529,250
13,645	Massachusetts Development Finance Agency, (WGBH
	Educational Foundation), (AGC), 4.50%, 1/1/39	13,662,739
11,725	New York, NY, Industrial Development Agency,
	(Queens Baseball Stadium), (AGC), 6.375%, 1/1/39	13,860,005
6,085	New York, NY, Industrial Development Agency,
	(Queens Baseball Stadium), (AGC), 6.50%, 1/1/46	7,215,106
50,000	New York, NY, Industrial Development Agency, (Yankee
	Stadium), (AGC), 7.00%, 3/1/49	61,767,500
54,375	New York, NY, Industrial Development Agency, (Yankee
	Stadium), (NPFG), 4.75%, 3/1/46	50,888,475
		$ 291,357,495

Insured-Ports — 0.5%
$ 36,915	Alabama State Dock Authority, (NPFG), (AMT),
	4.50%, 10/1/36	$ 31,716,999
		$ 31,716,999

Insured-Special Tax Revenue — 8.5%
$ 13,305	Illinois Sports Facility Authority, (AMBAC),
	0.00%, 6/15/23	$ 6,570,142
31,010	Illinois Sports Facility Authority, (AMBAC),
	0.00%, 6/15/24	14,377,166
9,500	Illinois Sports Facility Authority, (AMBAC),
	0.00%, 6/15/25	4,138,770

Principal Amount
(000’s omitted)	Security	Value

Insured-Special Tax Revenue (continued)
$ 43,225	Louisiana Gas and Fuels Tax, (FGIC), (NPFG),
	4.50%, 5/1/41	$ 43,591,548
2,970	Massachusetts Bay Transportation Authority, (NPFG),
	4.00%, 7/1/33	2,894,206
10,000	Massachusetts, Special Obligation, Dedicated Tax
	Revenue, (FGIC), (NPFG), 5.50%, 1/1/29	11,969,900
6,000	Massachusetts, Special Obligation, Dedicated Tax
	Revenue, (FGIC), (NPFG), 5.50%, 1/1/30	7,138,560
14,715	Metropolitan Pier and Exposition Authority, IL,
	(McCormick Place Expansion), (NPFG),
	0.00%, 12/15/24	7,174,004
106,655	Metropolitan Pier and Exposition Authority, IL,
	(McCormick Place Expansion), (NPFG),
	0.00%, 12/15/32	31,747,994
84,310	Miami-Dade County, FL, Professional Sports Franchise
	Facilities, (AGC), 0.00%, 10/1/35	18,033,066
218,400	Miami-Dade County, FL, Professional Sports Franchise
	Facilities, (AGC), 0.00%, 10/1/44	26,297,544
156,345	Miami-Dade County, FL, Professional Sports Franchise
	Facilities, (AGC), 0.00%, 10/1/45	17,627,899
70,970	Miami-Dade County, FL, Professional Sports Franchise
	Facilities, (AGC), 0.00%, 10/1/48	6,521,433
189,025	Miami-Dade County, FL, Professional Sports Franchise
	Facilities, (AGC), 0.00%, 4/1/49	16,781,639
36,840	New York, NY, Transitional Finance Authority, (FGIC),
	(NPFG), 4.25%, 1/15/34	35,538,443
29,200	New York Convention Center Development Corp., Hotel
	Occupancy Tax, (AMBAC), 4.75%, 11/15/45	28,035,504
13,145	New York Urban Development Corp., Personal Income
	Tax, (NPFG), 4.50%, 3/15/37	13,376,221
745	Opa-Locka, FL, Capital Improvement, (FGIC), (NPFG),
	7.00%, 1/1/14	748,494
95	Puerto Rico Infrastructure Financing Authority,
	(AMBAC), 0.00%, 7/1/28	28,585
3,780	Puerto Rico Infrastructure Financing Authority,
	(AMBAC), 0.00%, 7/1/29	1,050,840
800	Puerto Rico Infrastructure Financing Authority,
	(AMBAC), 0.00%, 7/1/43	77,120
2,675	Puerto Rico Infrastructure Financing Authority, (FGIC),
	0.00%, 7/1/42	277,264
1,729,830	Puerto Rico Sales Tax Financing Corp., (AMBAC),
	0.00%, 8/1/54	130,775,148
156,820	Puerto Rico Sales Tax Financing Corp., (NPFG),
	0.00%, 8/1/44	22,822,015
311,055	Puerto Rico Sales Tax Financing Corp., (NPFG),
	0.00%, 8/1/45	42,577,208
248,550	Puerto Rico Sales Tax Financing Corp., (NPFG),
	0.00%, 8/1/46	31,841,740
9,185	Regional Transportation Authority, LA, (FGIC), (NPFG),
	0.00%, 12/1/15	6,614,853
9,500	Regional Transportation Authority, LA, (FGIC), (NPFG),
	0.00%, 12/1/21	4,516,110

S e e notes to financ ial statem e nts
11

Eaton Vance National Municipals Fund a s o f S e p t e m b e r 3 0 , 2 0 0 9
PORTFOLIO OF INVESTMENTS CO N T ’ D

Principal Amount
(000’s omitted)	Security	Value

Insured-Special Tax Revenue (continued)
$ 31,935	San Jose, CA, Redevelopment Agency, (Merged Area),
	(XLCA), 4.25%, 8/1/36	$ 25,569,716
4,140	Sunrise, FL, Public Facilities, (NPFG),
	0.00%, 10/1/16	3,216,283
		$ 561,929,415

Insured-Student Loan — 2.2%
$ 76,340	Massachusetts Educational Financing Authority, (AGC),
	(AMT), 6.35%, 1/1/30	$ 81,162,398
10,000	Massachusetts Educational Financing Authority,
	(AMBAC), (AMT), 4.70%, 1/1/27	9,347,700
50,190	Massachusetts Educational Financing Authority,
	(AMBAC), (AMT), 4.70%, 1/1/33	44,424,173
6,200	New Jersey Higher Education Assistance Authority,
	(AGC), (AMT), 6.125%, 6/1/30	6,667,294
		$ 141,601,565

Insured-Transportation — 7.9%
$ 10,000	Chicago, IL, (O’Hare International Airport), (AMBAC),
	(AMT), 5.375%, 1/1/32	$ 9,903,100
44,295	Chicago, IL, (O’Hare International Airport), (FSA),
	4.50%, 1/1/38	43,872,426
9,895	Chicago, IL, (O’Hare International Airport), (FSA),
	(AMT), 5.25%, 1/1/30	10,037,092
48,990	Clark County, NV, Airport Authority, (FGIC), (NPFG),
	5.00%, 7/1/36	49,710,153
25,895	Dallas-Fort Worth, TX, International Airport, (AMBAC),
	(FSA), 5.00%, 11/1/32	26,007,643
13,335	E-470 Public Highway Authority, CO, (NPFG),
	0.00%, 9/1/37	2,040,388
22,385	E-470 Public Highway Authority, CO, (NPFG),
	0.00%, 9/1/38	3,224,112
900	Hawaii, Harbor System Revenue, (FSA), (AMT),
	5.00%, 1/1/23	919,773
500	Hawaii, Harbor System Revenue, (FSA), (AMT),
	5.00%, 1/1/31	503,965
575	Hawaii Airports System, (FGIC), (NPFG), (AMT),
	5.25%, 7/1/21	582,682
250	Hawaii, Highway Revenue, (FSA), 5.00%, 7/1/22	264,628
250	Jackson, MS, Municipal Airport Authority, (AMBAC),
	5.00%, 10/1/31	258,370
3,045	Maryland Transportation Authority, (FSA),
	4.50%, 7/1/41	3,103,738
29,500	Metropolitan Washington, DC, Airport Authority System,
	(NPFG), (AMT), 5.00%, 10/1/35	29,896,480
7,620	Miami-Dade County, FL, Aviation Revenue, (Miami
	International Airport), (AGC), (CIFG), (AMT),
	5.00%, 10/1/38	7,596,835

Principal Amount
(000’s omitted)	Security	Value

Insured-Transportation (continued)
$ 52,480	Miami-Dade County, FL, Aviation Revenue, (Miami
	International Airport), (FSA), (AMT),
	5.25%, 10/1/41	$ 53,273,498
16,445	Minneapolis and St. Paul, MN, Metropolitan Airport
	Commission, (AMBAC), 4.50%, 1/1/32	16,748,739
22,410	New Jersey Transportation Trust Fund Authority,
	(Transportation System), (AMBAC),
	4.75%, 12/15/37	23,068,630
104,265	North Texas Tollway Authority, (AGC),
	0.00%, 1/1/33	27,652,121
58,690	North Texas Tollway Authority, (AGC),
	0.00%, 1/1/42	45,563,981
26,945	Port Authority of New York and New Jersey, (AGC),
	(AMT), 4.50%, 9/1/35	26,944,192
20,995	Port Authority of New York and New Jersey, (FSA),
	(AMT), 4.25%, 12/1/32	19,400,850
13,925	Port Authority of New York and New Jersey, (FSA),
	(AMT), 4.50%, 12/1/36	13,889,491
1,180	Puerto Rico Highway and Transportation Authority,
	(AGC), (CIFG), 5.25%, 7/1/41(1)	1,349,548
1,070	Puerto Rico Highway and Transportation Authority,
	(NPFG), 5.25%, 7/1/32	1,091,379
39,705	San Jose, CA, Airport, (AMBAC), (BHAC), (FSA),
	(AMT), 5.00%, 3/1/37	40,268,414
21,420	San Jose, CA, Airport, (AMBAC), (BHAC), (FSA),
	(AMT), 6.00%, 3/1/47	22,836,933
2,460	South Carolina Transportation Infrastructure Bank,
	(AMBAC), (XLCA), 4.50%, 10/1/32	2,476,162
15,270	Tampa-Hillsborough County, FL, Expressway Authority,
	(AMBAC), 4.00%, 7/1/34	13,390,110
46,300	Texas Turnpike Authority, (AMBAC), 0.00%, 8/15/22	24,255,181
250	West Virginia Parkways, Economic Development and
	Tourism Authority, (FGIC), (NPFG), 5.25%, 5/15/19	292,677

		$ 520,423,291

Insured-Water and Sewer — 3.2%

$ 10,445	Castaic Lake, CA, Water Agency Certificates of
Participation, (Water System Improvements), (AMBAC),
	0.00%, 8/1/21	$ 5,798,228
1,500	East Baton Rouge, LA, Sewer Commission, (FSA),
	4.50%, 2/1/31	1,533,105
1,890	East Baton Rouge, LA, Sewer Commission, (FSA),
	4.50%, 2/1/36	1,916,951
300	Gautier, MS, Utility District, (FGIC), (NPFG),
	5.125%, 3/1/19	310,740
1,000	Honolulu, HI, City and County Wastewater System,
	(FGIC), (NPFG), 0.00%, 7/1/18	730,190
600	Honolulu, HI, City and County Wastewater System,
	(NPFG), 4.50%, 7/1/37	604,656

S e e notes to financ ial statem e nts
12

Eaton Vance National Municipals Fund a s o f S e p t e m b e r 3 0 , 2 0 0 9
PORTFOLIO OF INVESTMENTS CO N T ’ D

Principal Amount
(000’s omitted)	Security	Value

Insured-Water and Sewer (continued)
$ 250	Jackson, MS, Water and Sewer System, (FSA),
	4.75%, 9/1/24	$ 264,883
50,585	Louisville and Jefferson County, KY, Metropolitan Sewer
	District and Drainage System, (AGC),
	4.25%, 5/15/38	50,910,262
500	Martinsburg, WV, Water and Sewer, (NPFG),
	5.00%, 9/1/31	502,630
250	Mississippi Development Bank, (Desoto County
	Regional Utility Authority), (AMBAC), 5.00%, 7/1/32	258,915
52,290	New York, NY, Municipal Finance Authority, (BHAC),
	(FSA), 4.25%, 6/15/39	52,629,362
34,770	New York, NY, Municipal Finance Authority, (FGIC),
	(NPFG), 4.50%, 6/15/39	34,970,623
33,025	New York, NY, Municipal Finance Authority, (FSA),
	4.50%, 6/15/39	33,236,030
1,695	Pearland, TX, Waterworks and Sewer Systems, (FSA),
	4.50%, 9/1/34	1,716,357
20,485	Spartanburg, SC, Sanitation Sewer District, (NPFG),
	4.00%, 3/1/40	17,495,419
750	West Virginia Water Development Authority, (AMBAC),
	5.00%, 10/1/28	777,165
500	West Virginia Water Development Authority, (Loan
	Program II), (AMBAC), 5.00%, 11/1/33	518,130
500	West Virginia Water Development Authority, (Loan
	Program III), (AMBAC), (AMT), 5.65%, 7/1/40	505,375
500	West Virginia Water Development Authority, (Loan
	Program IV), (AMBAC), 4.75%, 11/1/35	511,650
750	West Virginia Water Development Authority, (Loan
	Program IV), (FSA), 5.00%, 11/1/44	774,982
1,000	West Virginia Water Development Authority, (West
	Virginia Infrastructure Jobs Program), (FSA),
	4.75%, 10/1/45	1,019,090
500	Wheeling, WV, Waterworks and Sewer System, (FSA),
	4.75%, 6/1/36	511,735
		$ 207,496,478

Lease Revenue / Certificates of Participation — 1.8%
$ 38,660	Mohave County, AZ, Industrial Development Authority,
	(Mohave Prison LLC), 8.00%, 5/1/25	$ 44,444,696
71,950	New York, NY, Transitional Finance Authority, (Building
	Aid), 4.50%, 1/15/38	71,831,282
		$ 116,275,978

Nursing Home — 0.7%
$ 8,775	Hillsborough County, FL, Industrial Development
	Authority, (Tampa Bay Retirement Center),
	7.50%, 6/1/25	$ 7,713,137
12,315	Massachusetts Industrial Finance Agency, (Age Institute
	of Massachusetts), 8.05%, 11/1/25	12,326,823

Principal Amount
(000’s omitted)	Security	Value

Nursing Home (continued)
$ 10,960	Mississippi Business Finance Corp., (Magnolia
	Healthcare), 7.99%, 7/1/25	$ 9,209,907
9,685	Montgomery County, PA, Industrial Development
	Authority, (Advancement of Geriatric Health Care
	Institute), 8.375%, 7/1/23	9,695,363
3,500	Orange County, FL, Health Facilities Authority,
	(Westminster Community Care), 6.60%, 4/1/24	3,503,150
3,500	Orange County, FL, Health Facilities Authority,
	(Westminster Community Care), 6.75%, 4/1/34	3,364,550
1,915	Westmoreland County, PA, Industrial Development
	Authority, (Highland Health Systems, Inc.),
	9.25%, 6/1/22	1,609,998
		$ 47,422,928

Other Revenue — 6.7%
$ 762,795	Buckeye Tobacco Settlement Financing Authority, OH,
	0.00%, 6/1/47	$ 33,036,651
6,800	Children’s Trust Fund, PR, Tobacco Settlement,
	0.00%, 5/15/50	271,184
2,195	Children’s Trust Fund, PR, Tobacco Settlement,
	0.00%, 5/15/55	45,283
79,230	Golden State Tobacco Securitization Corp., CA,
	5.00%, 6/1/45	74,589,499
33,100	Golden State Tobacco Securitization Corp., CA,
	5.75%, 6/1/47	27,703,376
10,000	Main Street National Gas, Inc., GA, 5.50%, 9/15/28	10,034,800
40,855	Michigan Tobacco Settlement Finance Authority,
	6.00%, 6/1/48	34,391,330
27,650	Michigan Tobacco Settlement Finance Authority,
	6.875%, 6/1/42	26,125,656
12,000	Non-Profit Preferred Funding Trust, Various States,
	4.47%, 9/15/37(3)	9,471,480
19,000	Non-Profit Preferred Funding Trust, Various States,
	4.72%, 9/15/37(3)	14,352,600
21,350	Northern Tobacco Securitization Corp., AK,
	0.00%, 6/1/46	977,190
20,625	Salt Verde, AZ, Financial Corp., Senior Gas Revenue,
	5.00%, 12/1/37	19,869,506
1,000	Seminole Tribe, FL, 5.25%, 10/1/27(3)	921,220
2,100	Seminole Tribe, FL, 5.75%, 10/1/22(3)	2,071,671
23,300	Silicon Valley Tobacco Securitization Authority, CA,
	0.00%, 6/1/36	2,504,750
15,000	Silicon Valley Tobacco Securitization Authority, CA,
	0.00%, 6/1/41	1,045,500
27,555	Silicon Valley Tobacco Securitization Authority, CA,
	Class A, 0.00%, 6/1/47	1,159,514
14,000	Silicon Valley Tobacco Securitization Authority, CA,
	Class B, 0.00%, 6/1/47	589,120
5,000	Tennessee Energy Acquisition Corp., Gas Revenue,
	5.00%, 2/1/20	4,988,900

S e e notes to financ ial statem e nts
13

Eaton Vance National Municipals Fund a s o f S e p t e m b e r 3 0 , 2 0 0 9
PORTFOLIO OF INVESTMENTS CO N T ’ D

Principal Amount
(000’s omitted)	Security	Value

Other Revenue (continued)
$ 9,750	Tennessee Energy Acquisition Corp., Gas Revenue,
	5.00%, 2/1/22	$ 9,666,150
86,665	Texas Municipal Gas Acquisition and Supply Corp.,
	5.625%, 12/15/17	91,600,572
27,925	Texas Municipal Gas Acquisition and Supply Corp.,
	6.25%, 12/15/26	30,692,926
32,000	Tobacco Settlement Financing Corp., NJ,
	5.00%, 6/1/41	24,279,360
102,710	Tobacco Settlement Financing Corp., VA,
	0.00%, 6/1/47	4,645,573
13,070	Tobacco Settlement Financing Corp., VA,
	5.00%, 6/1/47	10,293,671
1,775	Tobacco Settlement Management Authority, SC,
	Escrowed to Maturity, 6.375%, 5/15/30	2,299,122
500	West Virginia School Building Authority,
	5.00%, 7/1/28	541,965
1,575	Willacy County, TX, Local Government Corp.,
	6.00%, 9/1/10	1,565,377
		$ 439,733,946

Pooled Loans — 0.4%
$ 25,530	Rickenbacker Port Authority, OH, Oasbo Expanded
	Asset Pool Loan, 5.375%, 1/1/32(1)	$ 28,533,349
		$ 28,533,349

Senior Living / Life Care — 0.6%
$ 6,035	Arizona Health Facilities Authority, (Care Institute, Inc. -
	Mesa), 7.625%, 1/1/26(6)	$ 4,044,777
275	Kansas City, MO, Industrial Development Authority,
	(Kingswood United Methodist Manor),
	5.375%, 11/15/09	275,300
9,345	New Jersey Economic Development Authority,
	(Forsgate), (AMT), 8.625%, 6/1/25(7)	6,364,132
16,435	North Miami, FL, Health Care Facilities Authority,
	(Imperial Club), 6.125%, 1/1/42(7)	9,835,526
1,750	Plantation Health Facilities Authority, FL, (Covenant
	Village of Florida), 5.125%, 12/1/22	1,717,852
7,915	Roseville, MN, Elder Care Facility, (Care Institute, Inc. -
	Roseville), 7.75%, 11/1/23(6)	5,674,422
12,140	St. Paul, MN, Housing and Redevelopment Authority,
	(Care Institute, Inc. - Highland), 8.75%, 11/1/24(6)	9,465,194
		$ 37,377,203

Special Tax Revenue — 1.6%
$ 230	Covington Park, FL, Community Development District,
	(Capital Improvements), 5.00%, 5/1/21	$ 231,548
1,180	Covington Park, FL, Community Development District,
	(Capital Improvements), 5.00%, 5/1/31	1,079,476

Principal Amount
(000’s omitted)	Security	Value

Special Tax Revenue (continued)
$ 13,030	Denver, CO, Urban Renewal Authority,
	8.00%, 12/1/24	$ 7,843,018
415	Dupree Lakes, FL, Community Development District,
	5.00%, 11/1/10	323,077
530	Dupree Lakes, FL, Community Development District,
	5.00%, 5/1/12	362,483
985	Dupree Lakes, FL, Community Development District,
	5.375%, 5/1/37	686,565
940	Fishhawk, FL, Community Development District,
	6.125%, 5/1/34	821,325
225	Gateway Services, FL, Community Development
	District, 6.50%, 5/1/33	198,466
645	Heritage Harbor South, FL, Community Development
	District, (Capital Improvements), 6.20%, 5/1/35	619,426
465	Heritage Harbor South, FL, Community Development
	District, (Capital Improvements), 6.50%, 5/1/34	464,400
1,220	Heritage Springs, FL, Community Development District,
	5.25%, 5/1/26	1,048,773
180	Longleaf, FL, Community Development District,
	6.20%, 5/1/09(8)	89,964
28,830	Massachusetts Bay Transportation Authority,
	5.25%, 7/1/34	32,018,310
880	New River, FL, Community Development District,
	(Capital Improvements), 5.00%, 5/1/13	393,149
355	New River, FL, Community Development District,
	(Capital Improvements), 5.35%, 5/1/38	153,779
1,150	North Springs, FL, Improvement District, (Heron Bay),
	5.20%, 5/1/27	751,973
476,395	Puerto Rico Sales Tax Financing Corp.,
	0.00%, 8/1/56	30,741,769
7,870	Puerto Rico Sales Tax Financing Corp.,
	5.25%, 8/1/57	8,208,095
2,230	River Hall, FL, Community Development District,
	(Capital Improvements), 5.45%, 5/1/36	1,288,293
6,895	Scottsdale, AZ, (Municipal Property Corp.),
	4.50%, 7/1/32	7,052,413
945	Southern Hills Plantation I, FL, Community
	Development District, 5.80%, 5/1/35	569,797
1,670	Sterling Hill, FL, Community Development District,
	6.20%, 5/1/35	1,549,142
6,110	University Square, FL, Community Development District,
	6.75%, 5/1/20	6,140,428
250	Virgin Islands Public Finance Authority,
	5.625%, 10/1/25	251,340
425	Virgin Islands Public Finance Authority,
	6.75%, 10/1/37	455,685
400	West Palm Beach, FL, Community Redevelopment
	Agency, (Northwood Pleasant Community),
	5.00%, 3/1/29	400,200

S e e notes to financ ial statem e nts
14

Eaton Vance National Municipals Fund a s o f S e p t e m b e r 3 0 , 2 0 0 9
PORTFOLIO OF INVESTMENTS CO N T ’ D

Principal Amount
(000’s omitted)	Security	Value

Special Tax Revenue (continued)
$ 2,870	West Palm Beach, FL, Community Redevelopment
	Agency, (Northwood Pleasant Community),
	5.00%, 3/1/35	$ 2,754,253
		$ 106,497,147

Transportation — 9.2%
$ 2,345	Florida Mid-Bay Bridge Authority, 6.10%, 10/1/22	$ 2,193,279
250	Hawaii, Highway Revenue, 5.50%, 7/1/18	305,760
6,370	Metropolitan Transportation Authority, NY,
	4.50%, 11/15/37	6,399,875
84,000	Metropolitan Transportation Authority, NY,
	4.50%, 11/15/38	84,222,600
19,475	Metropolitan Transportation Authority, NY,
	6.25%, 11/15/23	22,967,841
54,610	Miami-Dade County, FL, (Miami International Airport),
	5.50%, 10/1/36	58,289,622
265	New Jersey Turnpike Authority, 5.25%, 1/1/40	286,346
170,330	New Jersey Transportation Trust Fund Authority,
	(Transportation System), 0.00%, 12/15/35	41,594,586
91,425	New Jersey Transportation Trust Fund Authority,
	(Transportation System), 0.00%, 12/15/36	21,112,775
108,655	New Jersey Transportation Trust Fund Authority,
	(Transportation System), 0.00%, 12/15/38	22,400,315
168,580	New Jersey Transportation Trust Fund Authority,
	(Transportation System), 0.00%, 12/15/38	34,853,915
55,250	New Jersey Transportation Trust Fund Authority,
	(Transportation System), 5.875%, 12/15/38	61,939,117
66,265	North Texas Tollway Authority, 5.75%, 1/1/38	69,999,033
2,870	Port Authority of New York and New Jersey, (AMT),
	4.75%, 12/1/34	2,927,831
101,490	Port Authority of New York and New Jersey, (AMT),
	4.75%, 4/15/37(1)	103,486,308
28,890	Port Authority of New York and New Jersey, (AMT),
	5.25%, 9/15/23(1)	30,930,693
38,980	Triborough Bridge and Tunnel Authority, NY,
	5.25%, 11/15/34(1)	42,986,169
		$ 606,896,065

Water and Sewer — 3.4%
$ 27,660	Massachusetts Water Resources Authority,
	4.00%, 8/1/46	$ 25,293,134
34,800	Metropolitan Water District of Southern California,
	(Waterworks Revenue Authorization),
	5.00%, 7/1/37(1)	37,446,366
250	Mississippi Development Bank, (Desoto County
	Regional Utility Authority), 5.25%, 7/1/28	261,390
250	Mississippi Development Bank, (Desoto County
	Regional Utility Authority), 5.25%, 7/1/31	258,735

Principal Amount
(000’s omitted)	Security	Value

Water and Sewer (continued)
$ 11,440	New York, NY, Municipal Water Finance Authority,
	(Water and Sewer System), 4.25%, 6/15/33	$ 11,322,969
14,450	New York, NY, Municipal Water Finance Authority,
	(Water and Sewer System), 4.50%, 6/15/32	14,667,761
6,615	New York, NY, Municipal Water Finance Authority,
	(Water and Sewer System), 4.50%, 6/15/38	6,657,270
17,880	New York, NY, Municipal Water Finance Authority,
	(Water and Sewer System), 4.75%, 6/15/33(1)	18,607,835
40,000	New York, NY, Municipal Water Finance Authority,
	(Water and Sewer System), 5.25%, 6/15/40	44,424,400
42,030	New York, NY, Municipal Water Finance Authority,
	(Water and Sewer System), 5.75%, 6/15/40	48,273,977
16,000	Upper Occoquan, VA, Sewer Authority,
	4.50%, 7/1/38	16,447,200
		$ 223,661,037

Total Tax-Exempt Investments — 112.3%
(identified cost $7,249,766,673)		$7,385,028,446

Other Assets, Less Liabilities — (12.3)%		$ (808,661,587)

Net Assets — 100.0%		$6,576,366,859

The percentage shown for each investment category in the Portfolio of Investments is based on net assets.

AGC - Assured Guaranty Corp.

AMBAC - AMBAC Financial Group, Inc.

AMT - Interest earned from these securities may be considered a tax preference item for purposes of the Federal Alternative Minimum Tax.

BHAC - Berkshire Hathaway Assurance Corp. CIFG - CIFG Assurance North America, Inc. FGIC - Financial Guaranty Insurance Company FSA - Financial Security Assurance, Inc.

MFMR - Multi-Family Mortgage Revenue NPFG - National Public Finance Guaranty Corp. RADIAN - Radian Group, Inc.

SFMR - Single Family Mortgage Revenue XLCA - XL Capital Assurance, Inc.

At September 30, 2009, the concentration of the Fund’s investments in the various states, determined as a percentage of net assets, is as follows:

New York	22.2%
Texas	15.9%
California	16.1%
Others, representing less than 10% individually	58.1%

The Fund invests primarily in debt securities issued by municipalities. The ability of the issuers of the debt securities to meet their obligations may be affected by economic developments in a specific industry or municipality. In order to reduce the risk associated with such economic developments, at September 30,

S e e notes to financ ial statem e nts
15

Eaton Vance National Municipals Fund a s o f S e p t e m b e r 3 0 , 2 0 0 9
PORTFOLIO OF INVESTMENTS CO N T ’ D

2009, 34.7% of total investments are backed by bond insurance of various financial institutions and financial guaranty assurance agencies. The aggregate percentage insured by an individual
financial institution ranged from 0% to 12.3% of total
investments.

(1)	Security represents the underlying municipal bond of an inverse floater (see Note 1I).
(2)	Security (or a portion thereof) has been pledged to cover margin requirements on open financial futures contracts.
(3)

Security exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be sold in transactions exempt from registration, normally to qualified institutional buyers. At September 30, 2009, the aggregate value of these securities is $37,373,707 or 0.6% of the Fund’s net assets.

(4)	Security has been issued as a leveraged inverse floater bond. The stated interest rate represents the rate in effect at September 30, 2009.
(5)

Security is subject to a shortfall agreement which may require the Fund to pay amounts to a counterparty in the event of a significant decline in the market value of the security underlying the inverse floater. In case of a shortfall, the maximum potential amount of payments the Fund could ultimately be required to make under the agreement is $27,760,000. However, such shortfall payment would be reduced by the proceeds from the sale of the security underlying the inverse floater.

(6)	Security is in default with respect to scheduled principal payments.
(7)	Security is in default and is making only partial interest payments.
(8)	Defaulted matured bond.

S e e notes to financ ial statem e nts
16

Eaton Vance National Municipals Fund as of Se pte m be r 30, 200

FINANCIAL STATEMENTS

S t a t e m e n t o f A s s e t s a n d L i a b i l i t i e s

As of September 30, 2009
Assets

Investments, at value (identified cost, $7,249,766,673)	$7,385,028,446
Cash	114,829
Interest receivable	102,781,113
Receivable for investments sold	36,075,847
Receivable for Fund shares sold	19,028,185
Receivable for variation margin on open financial futures contracts	1,750,000

Total assets	$ 7,544,778,420

Liabilities

Payable for floating rate notes issued	$ 866,109,000
Demand note payable	7,400,000
Payable for investments purchased	63,199,997
Payable for Fund shares redeemed	15,213,458
Distributions payable	10,208,650
Payable to affiliates:
Investment adviser fee	1,768,326
Distribution and service fees	2,156,822
Interest expense and fees payable	1,344,635
Accrued expenses	1,010,673

Total liabilities	$ 968,411,561

Net Assets	$ 6,576,366,859

Sources of Net Assets

Paid-in capital	$7,254,364,967
Accumulated net realized loss	(812,958,174)
Accumulated undistributed net investment income	4,422,280
Net unrealized appreciation	130,537,786

Net Assets	$ 6,576,366,859

Class A Shares

Net Assets	$4,811,294,775
Shares Outstanding	479,038,481
Net Asset Value and Redemption Price Per Share
(net assets shares of beneficial interest outstanding)	$ 10.04
Maximum Offering Price Per Share
(100 95.25 of net asset value per share)	$ 10.54

Class B Shares

Net Assets	$ 179,656,708
Shares Outstanding	17,880,838
Net Asset Value and Offering Price Per Share*
(net assets shares of beneficial interest outstanding)	$ 10.05

Class C Shares

Net Assets	$1,367,785,258
Shares Outstanding	136,132,482
Net Asset Value and Offering Price Per Share*
(net assets shares of beneficial interest outstanding)	$ 10.05

Class I Shares

Net Assets	$ 217,630,118
Shares Outstanding	21,666,234
Net Asset Value, Offering Price and Redemption Price Per Share
(net assets shares of beneficial interest outstanding)	$ 10.04

On sales of $25,000 or more, the offering price of Class A shares is reduced.
* Redemption price per share is equal to the net asset value less any applicable contingent deferred sales charge.

S t a t e m e n t o f O p e r a t i o n s

For the Year Ended
September 30, 2009
Investment Income
Interest	$ 375,487,096
Total investment income	$ 375,487,096

Expenses
Investment adviser fee	$ 19,010,594
Distribution and service fees
Class A	9,842,227
Class B	1,416,261
Class C	10,874,329
Trustees’ fees and expenses	50,500
Custodian fee	833,094
Transfer and dividend disbursing agent fees	2,212,147
Legal and accounting services	159,669
Printing and postage	392,384
Registration fees	231,891
Interest expense and fees	11,973,611
Miscellaneous	511,397
Total expenses	$ 57,508,104
Deduct —
Reduction of custodian fee	$ 34,358
Total expense reductions	$ 34,358

Net expenses	$ 57,473,746

Net investment income	$ 318,013,350

Realized and Unrealized Gain (Loss)
Net realized gain (loss) —
Investment transactions	$ (310,626,158)
Financial futures contracts	(247,976,084)
Swap contracts	(2,741,922)
Net realized loss	$ (561,344,164)
Change in unrealized appreciation (depreciation) —
Investments	$1,223,912,363
Financial futures contracts	(13,752,584)
Swap contracts	(125,136)
Net change in unrealized appreciation (depreciation)	$ 1,210,034,643

Net realized and unrealized gain	$ 648,690,479

Net increase in net assets from operations	$ 966,703,829

S e e notes to financ ial statem e nts
17

Eaton Vance National Municipals Fund a s o f S e p t e m b e r 3 0 , 2 0 0 9
FINANCIAL STATEMENTS CON T ’ D

S t a t e m e n t s o f C h a n g e s i n N e t A s s e t s

Increase (Decrease)	Year Ended	Year Ended
in Net Assets	September 30, 2009	September 30, 2008
From operations —
Net investment income	$ 318,013,350	$ 296,135,842
Net realized loss from investment
transactions, financial futures
contracts and swap contracts	(561,344,164)	(253,787,793)
Net change in unrealized appreciation
(depreciation) from investments,
financial futures contracts and swap
contracts	1,210,034,643	(1,164,084,764)

Net increase (decrease) in net assets from
operations	$ 966,703,829	$ (1,121,736,715)
Distributions to shareholders —
From net investment income
Class A	$ (241,771,751)	$ (226,429,897)
Class B	(7,752,057)	(6,823,386)
Class C	(59,327,988)	(53,946,313)
Class I	(10,957,709)	(7,612,886)

Total distributions to shareholders	$ (319,809,505)	$ (294,812,482)
Transactions in shares of beneficial interest —
Proceeds from sale of shares
Class A	$ 1,130,529,917	$ 1,799,648,475
Class B	28,816,819	31,126,752
Class C	341,933,286	500,609,186
Class I	227,525,103	149,872,335
Net asset value of shares issued to
shareholders in payment of
distributions declared
Class A	145,210,084	140,212,806
Class B	4,359,324	3,925,847
Class C	33,405,104	29,833,080
Class I	7,953,336	5,730,011
Cost of shares redeemed
Class A	(1,124,693,895)	(1,555,404,030)
Class B	(26,561,930)	(30,916,238)
Class C	(286,833,537)	(422,628,598)
Class I	(186,831,329)	(115,212,306)
Issued in connection with tax-free
reorganizations (see Note 12)
Class A	193,731,072	–
Class B	22,585,159	–
Class C	4,387,977	–
Net asset value of shares exchanged
Class A	6,198,976	2,213,067
Class B	(6,198,976)	(2,213,067)

Net increase in net assets from Fund share
transactions	$ 515,516,490	$ 536,797,320

Net increase (decrease) in net assets	$ 1,162,410,814	$ (879,751,877)

Net Assets

At beginning of year	$ 5,413,956,045	$ 6,293,707,922

At end of year	$ 6,576,366,859	$ 5,413,956,045

Accumulated undistributed
net investment income
included in net assets

At end of year	$ 4,422,280	$ 8,258,293

S t a t e m e n t o f C a s h F l o w s

Year Ended
Cash Flows From Operating Activities	September 30, 2009
Net increase in net assets from operations	$ 966,703,829
Adjustments to reconcile net increase in net assets from operations to net cash provided by (used in) operating activities:
Investments purchased	(2,872,599,785)
Investments sold	3,040,718,804
Net accretion/amortization of premium (discount)	(41,133,526)
Decrease in interest receivable	4,792,295
Increase in receivable for investments sold	(20,238,424)
Decrease in receivable for variation margin on open financial
futures contracts	72,625,000
Decrease in receivable for open swap contracts	125,136
Increase in payable for investments purchased	51,324,139
Decrease in payable for when-issued securities	(25,536,171)
Decrease in payable for variation margin on open financial
futures contracts	(1,803)
Decrease in payable for closed swap contracts	(329,881)
Increase in payable to affiliate for investment adviser fee	140,865
Increase in payable to affiliate for distribution and service fees	376,593
Decrease in interest expense and fees payable	(6,876,602)
Increase in accrued expenses	13,064
Net change in unrealized (appreciation) depreciation from
investments	(1,223,912,363)
Net realized loss on investments	310,626,158

Net cash provided by operating activities	$ 256,817,328

Cash Flows From Financing Activities
Proceeds from Fund shares sold	$ 1,726,448,095
Fund shares redeemed	(1,639,679,731)
Distributions paid, net of reinvestments	(128,763,584)
Proceeds from secured borrowings	361,547,000
Repayments of secured borrowings	(449,887,000)
Decrease in demand note payable	(131,900,000)
Decrease in due to custodian	(23,585)
Cash acquired in connection with tax free reorganizations (see Note 12)	5,556,306

Net cash used in financing activities	$ (256,702,499)

Net increase in cash	$ 114,829

Cash at beginning of year	$ –

Cash at end of year	$ 114,829

Supplemental disclosure of cash flow
information:
Noncash financing activities not included herein consist of:
Reinvestment of dividends and distributions	$ 190,927,848
Issuance of Fund shares in connection with tax-free
reorganizations (see Note 12)	$ 220,704,208
Noncash operating activities not included herein consist of:
Acquisition of net assets in connection with tax-free
reorganizations (see Note 12), less cash acquired	$ 215,147,902
Cash paid for interest and fees	$ 18,850,213

S e e notes to financ ial statem e nts
18

Eaton Vance National Municipals Fund a s o f S e p t e m b e r 3 0 , 2 0 0 9
FINANCIAL STATEMENTS CON T ’ D
F i n a n c i a l H i g h l i g h t s

			Class A
			Year Ended September 30,
	2009	2008	2007	2006	2005
Net asset value — Beginning of year	$ 9.060	$ 11.490	$ 11.780	$ 11.270	$ 10.920

Income (Loss) From Operations
Net investment income(1)	$ 0.527	$ 0.533	$ 0.521	$ 0.565	$ 0.574
Net realized and unrealized gain (loss)	0.984	(2.431)	(0.290)	0.478	0.355
Total income (loss) from operations	$ 1.511	$ (1.898)	$ 0.231	$ 1.043	$ 0.929

Less Distributions
From net investment income	$ (0.531)	$ (0.532)	$ (0.521)	$ (0.533)	$ (0.579)
Total distributions	$ (0.531)	$ (0.532)	$ (0.521)	$ (0.533)	$ (0.579)
Net asset value — End of year	$ 10.040	$ 9.060	$ 11.490	$ 11.780	$ 11.270
Total Return(2)	17.97%	(17.03)%	1.95%	9.50%	8.69%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$4,811,295	$3,987,956	$4,647,177	$3,259,363	$2,147,435
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	0.70%	0.64%	0.64%(3)	0.72%	0.77%(4)
Interest and fee expense(5)	0.23%	0.46%	0.62%	0.61%	0.44%(4)
Total expenses before custodian fee reduction	0.93%	1.10%	1.26%(3)	1.33%	1.21%(4)
Expenses after custodian fee reduction excluding interest and fees	0.70%	0.63%	0.63%(3)	0.71%	0.76%(4)
Net investment income	6.22%	5.00%	4.44%	4.93%	5.14%
Portfolio Turnover	46%	64%	65%	58%	54%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(3)

The investment adviser was allocated a portion of the Fund’s operating expenses (equal to less than 0.005% of average daily net assets for the year ended September 30, 2007). Absent this allocation, total return would be lower.

(4)	Includes the Fund’s share of the corresponding Portfolio’s allocated expenses while the Fund was making investments directly into the Portfolio.
(5)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).

S e e notes to financ ial statem e nts
19

Eaton Vance National Municipals Fund a s o f S e p t e m b e r 3 0 , 2 0 0 9
FINANCIAL STATEMENTS CON T ’ D
F i n a n c i a l H i g h l i g h t s

			Class B
			Year Ended September 30,
	2009	2008	2007	2006	2005
Net asset value — Beginning of year	$ 9.060	$ 11.490	$ 11.780	$ 11.270	$10.920

Income (Loss) From Operations
Net investment income(1)	$ 0.464	$ 0.454	$ 0.434	$ 0.478	$ 0.482
Net realized and unrealized gain (loss)	0.992	(2.435)	(0.290)	0.480	0.364
Total income (loss) from operations	$ 1.456	$ (1.981)	$ 0.144	$ 0.958	$ 0.846

Less Distributions
From net investment income	$ (0.466)	$ (0.449)	$ (0.434)	$ (0.448)	$ (0.496)
Total distributions	$ (0.466)	$ (0.449)	$ (0.434)	$ (0.448)	$ (0.496)
Net asset value — End of year	$ 10.050	$ 9.060	$ 11.490	$ 11.780	$11.270
Total Return(2)	17.18%	(17.69)%	1.20%	8.69%	8.15%(3)

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$179,657	$138,052	$173,176	$140,593	$83,629
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	1.45%	1.39%	1.39%(4)	1.47%	1.52%(5)
Interest and fee expense(6)	0.23%	0.46%	0.62%	0.61%	0.44%(5)
Total expenses before custodian fee reduction	1.68%	1.85%	2.01%(4)	2.08%	1.96%(5)
Expenses after custodian fee reduction excluding interest and fees	1.45%	1.38%	1.38%(4)	1.46%	1.51%(5)
Net investment income	5.48%	4.25%	3.69%	4.17%	4.30%
Portfolio Turnover	46%	64%	65%	58%	54%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(3)	Total return reflects an increase of 0.19% due to a change in the timing of the payment and reinvestment of distributions.
(4)

The investment adviser was allocated a portion of the Fund’s operating expenses (equal to less than 0.005% of average daily net assets for the year ended September 30, 2007). Absent this allocation, total return would be lower.

(5)	Includes the Fund’s share of the corresponding Portfolio’s allocated expenses while the Fund was making investments directly into the Portfolio.
(6)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).

S e e notes to financ ial statem e nts
20

Eaton Vance National Municipals Fund a s o f S e p t e m b e r 3 0 , 2 0 0 9
FINANCIAL STATEMENTS CON T ’ D
F i n a n c i a l H i g h l i g h t s

			Class C
			Year Ended September 30,
	2009	2008	2007	2006	2005
Net asset value — Beginning of year	$ 9.060	$ 11.490	$ 11.780	$ 11.270	$ 10.920

Income (Loss) From Operations
Net investment income(1)	$ 0.464	$ 0.453	$ 0.431	$ 0.480	$ 0.486
Net realized and unrealized gain (loss)	0.992	(2.434)	(0.287)	0.478	0.360
Total income (loss) from operations	$ 1.456	$ (1.981)	$ 0.144	$ 0.958	$ 0.846

Less Distributions
From net investment income	$ (0.466)	$ (0.449)	$ (0.434)	$ (0.448)	$ (0.496)
Total distributions	$ (0.466)	$ (0.449)	$ (0.434)	$ (0.448)	$ (0.496)
Net asset value — End of year	$ 10.050	$ 9.060	$ 11.490	$ 11.780	$ 11.270
Total Return(2)	17.18%	(17.69)%	1.20%	8.69%	7.99%(3)

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$1,367,785	$1,143,256	$1,334,054	$783,143	$388,276
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	1.45%	1.39%	1.39%(4)	1.47%	1.52%(5)
Interest and fee expense(6)	0.23%	0.46%	0.62%	0.61%	0.44%(5)
Total expenses before custodian fee reduction	1.68%	1.85%	2.01%(4)	2.08%	1.96%(5)
Expenses after custodian fee reduction excluding interest and fees	1.45%	1.38%	1.38%(4)	1.46%	1.51%(5)
Net investment income	5.46%	4.25%	3.68%	4.18%	4.35%
Portfolio Turnover	46%	64%	65%	58%	54%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(3)	Total return reflects an increase of 0.10% due to a change in the timing of the payment and reinvestment of distributions.
(4)

The investment adviser was allocated a portion of the Fund’s operating expenses (equal to less than 0.005% of average daily net assets for the year ended September 30, 2007). Absent this allocation, total return would be lower.

(5)	Includes the Fund’s share of the corresponding Portfolio’s allocated expenses while the Fund was making investments directly into the Portfolio.
(6)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).

S e e notes to financ ial statem e nts
21

Eaton Vance National Municipals Fund a s o f S e p t e m b e r 3 0 , 2 0 0 9
FINANCIAL STATEMENTS CON T ’ D
F i n a n c i a l H i g h l i g h t s

			Class I
			Year Ended September 30,
	2009	2008	2007	2006	2005
Net asset value — Beginning of year	$ 9.060	$ 11.490	$ 11.780	$11.270	$10.920

Income (Loss) From Operations
Net investment income(1)	$ 0.550	$ 0.559	$ 0.549	$ 0.601	$ 0.590
Net realized and unrealized gain (loss)	0.983	(2.429)	(0.289)	0.471	0.368
Total income (loss) from operations	$ 1.533	$ (1.870)	$ 0.260	$ 1.072	$ 0.958

Less Distributions
From net investment income	$ (0.553)	$ (0.560)	$ (0.550)	$ (0.562)	$ (0.608)
Total distributions	$ (0.553)	$ (0.560)	$ (0.550)	$ (0.562)	$ (0.608)
Net asset value — End of year	$ 10.040	$ 9.060	$ 11.490	$11.780	$11.270
Total Return(2)	18.28%	(16.81)%	2.20%	9.77%	8.92%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$217,630	$144,692	$139,301	$82,723	$15,208
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	0.44%	0.40%	0.39%(3)	0.47%	0.52%(4)
Interest and fee expense(5)	0.23%	0.46%	0.62%	0.61%	0.44%(4)
Total expenses before custodian fee reduction	0.67%	0.86%	1.01%(3)	1.08%	0.96%(4)
Expenses after custodian fee reduction excluding interest and fees	0.44%	0.39%	0.38%(3)	0.46%	0.51%(4)
Net investment income	6.47%	5.26%	4.68%	5.22%	5.27%
Portfolio Turnover	46%	64%	65%	58%	54%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested.
(3)

The investment adviser was allocated a portion of the Fund’s operating expenses (equal to less than 0.005% of average daily net assets for the year ended September 30, 2007). Absent this allocation, total return would be lower.

(4)	Includes the Fund’s share of the corresponding Portfolio’s allocated expenses while the Fund was making investments directly into the Portfolio.
(5)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).

S e e notes to financ ial statem e nts
22

Eaton Vance National Municipals Fund a s o f S e p t e m b e r 3 0 , 2 0 0 9
NOTES TO FINANCIAL STATEMENTS

1 Significant Accounting Policies

Eaton Vance National Municipals Fund (the Fund) is a diversified series of Eaton Vance Municipals Trust (the Trust). The Trust is a Massachusetts business trust registered under the Investment Company Act of 1940, as amended (the 1940 Act), as an open-end management investment company. The Fund seeks to provide current income exempt from regular federal income tax. The Fund offers four classes of shares. Class A shares are generally sold subject to a sales charge imposed at time of purchase. Class B and Class C shares are sold at net asset value and are generally subject to a contingent deferred sales charge (see Note 5). Class I shares are sold at net asset value and are not subject to a sales charge. Class B shares automatically convert to Class A shares eight years after their purchase as described in the Fund’s prospectus. Each class represents a pro-rata interest in the Fund, but votes separately on class-specific matters and (as noted below) is subject to different expenses. Realized and unrealized gains and losses are allocated daily to each class of shares based on the relative net assets of each class to the total net assets of the Fund. Net investment income, other than class-specific expenses, is allocated daily to each class of shares based upon the ratio of the value of each class’s paid shares to the total value of all paid shares. Each class of shares differs in its distribution plan and certain other class-specific expenses.

The following is a summary of significant accounting policies of the Fund. The policies are in conformity with accounting principles generally accepted in the United States of America. A source of authoritative accounting principles applied in the preparation of the Fund’s financial statements is the Financial Accounting Standards Board (FASB) Accounting Standards Codification (the Codification), which superseded existing non-Securities and Exchange Commission accounting and reporting standards for interim and annual reporting periods ending after September 15, 2009. The adoption of the Codification for the current reporting period did not impact the Fund’s application of generally accepted accounting principles.

A Investment Valuation — Municipal bonds and taxable obligations, if any, are generally valued on the basis of valuations furnished by a third party pricing service, as derived from such service’s pricing models. Inputs to the models may include, but are not limited to, reported trades, executable bid and asked prices, broker/ dealer quotations, benchmark curves or information pertaining to the issuer. The pricing service may use a matrix approach, which considers information regarding securities with similar characteristics to determine the valuation for a security. Financial futures contracts are valued at the closing settlement price established by the board of trade or exchange on which they are traded. Interest rate swaps are normally valued using valuations provided by a third party pricing service. Such pricing service valuations are based on the present value of fixed and projected floating rate cash flows over the term of the swap contract. Future cash flows are discounted to their present value using swap curves provided by electronic data services or by broker/dealers. Short-term obligations, maturing in sixty days or less, are generally valued at amortized cost, which approximates market value. Investments for which valuations or market quotations are not readily available or are deemed unreliable are valued at fair value using methods determined in good faith by or at the direction of the Trustees of the Fund in a manner that most fairly reflects the security’s value, or the amount that the Fund might reasonably expect to receive for the security upon its current sale in the ordinary course. Each such determination is based on a consideration of all relevant factors, which are likely to vary from one pricing context to another. These factors may include, but are not limited to, the type of security, the existence of any contractual restrictions on the security’s disposition, the price and extent of public trading in similar securities of the issuer or of comparable companies, quotations or relevant information obtained from broker-dealers or other market participants, information obtained from the issuer, analysts, and/or the appropriate stock exchange (for exchange-traded securities), an analysis of the company’s financial condition, and an evaluation of the forces that influence the issuer and the market(s) in which the security is purchased and sold.

B Investment Transactions and Related Income — Investment transactions for financial statement purposes are accounted for on a trade date basis. Realized gains and losses on investments sold are determined on the basis of identified cost. Interest income is recorded on the basis of interest accrued, adjusted for amortization of premium or accretion of discount.

C Federal Taxes — The Fund’s policy is to comply with the provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute to shareholders each year substantially all of its taxable, if any, and tax-exempt net investment income, and all or substantially all of its net realized capital gains. Accordingly, no provision for federal income or excise tax is necessary. The Fund intends to satisfy conditions which will enable it to designate distributions from the interest income generated by its investments in municipal obligations, which are exempt from regular federal income tax when received by the Fund, as exempt-interest dividends. The portion of such interest, if any, earned on private activity bonds issued after August 7, 1986, may be considered a tax preference item to shareholders.

At September 30, 2009, the Fund, for federal income tax purposes, had a capital loss carryforward of $54,234,468 which will reduce its taxable income arising from future

Eaton Vance National Municipals Fund a s o f S e p t e m b e r 3 0 , 2 0 0 9
NOTES TO FINANCIAL STATEMENTS CON T ’D

net realized gains on investment transactions, if any, to the extent permitted by the Internal Revenue Code, and thus will reduce the amount of distributions to shareholders, which would otherwise be necessary to relieve the Fund of any liability for federal income or excise tax. Such capital loss carryforward will expire on September 30, 2010 ($93,535), September 30, 2011 ($211,449), September 30, 2012 ($1,936,962), September 30, 2013 ($2,604,551), September 30, 2014 ($52,732), September 30, 2015 ($314,591), September 30, 2016 ($48,228,662) and September 30, 2017 ($791,986). A capital loss carryforward of $10,266,025 included in the amounts above will be available to the Fund as a result of the reorganizations (see Note 12). Utilization of this capital loss carryforward may be limited in accordance with certain income tax regulations.

Additionally, at September 30, 2009, the Fund had net capital losses of $790,916,637, including $1,783,723 as a result of the reorganizations (see Note 12), attributable to security transactions incurred after October 31, 2008. These net capital losses are treated as arising on the first day of the Fund’s taxable year ending September 30, 2010.

As of September 30, 2009, the Fund had no uncertain tax positions that would require financial statement recognition, de-recognition, or disclosure. Each of the Fund’s federal tax returns filed in the 3-year period ended September 30, 2009 remains subject to examination by the Internal Revenue Service.

D Expenses — The majority of expenses of the Trust are directly identifiable to an individual fund. Expenses which are not readily identifiable to a specific fund are allocated taking into consideration, among other things, the nature and type of expense and the relative size of the funds.

E Expense Reduction — State Street Bank and Trust Company (SSBT) serves as custodian of the Fund. Pursuant to the custodian agreement, SSBT receives a fee reduced by credits, which are determined based on the average daily cash balance the Fund maintains with SSBT. All credit balances, if any, used to reduce the Fund’s custodian fees are reported as a reduction of expenses in the Statement of Operations.

F Legal Fees — Legal fees and other related expenses incurred as part of negotiations of the terms and requirement of capital infusions, or that are expected to result in the restructuring of, or a plan of reorganization for, an investment are recorded as realized losses. Ongoing expenditures to protect or enhance an investment are treated as operating expenses.

G Use of Estimates — The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

H Indemnifications — Under the Trust’s organizational documents, its officers and Trustees may be indemnified against certain liabilities and expenses arising out of the performance of their duties to the Fund, and shareholders are indemnified against personal liability for the obligations of the Trust. Additionally, in the normal course of business, the Fund enters into agreements with service providers that may contain indemnification clauses. The Fund’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Fund that have not yet occurred.

I Floating Rate Notes Issued in Conjunction with Securities Held — The Fund may invest in inverse floating rate securities, also referred to as residual interest bonds, whereby the Fund may sell a fixed rate bond to a broker for cash. At the same time, the Fund buys a residual interest in the assets and cash flows of a Special-Purpose Vehicle (the SPV), (which is generally organized as a trust), set up by the broker, often referred to as an inverse floating rate obligation (Inverse Floater). The broker deposits a fixed rate bond into the SPV with the same CUSIP number as the fixed rate bond sold to the broker by the Fund, and which may have been, but is not required to be, the fixed rate bond purchased from the Fund (the Fixed Rate Bond). The SPV also issues floating rate notes (Floating Rate Notes) which are sold to third-parties. The Inverse Floater held by the Fund gives the Fund the right (1) to cause the holders of the Floating Rate Notes to tender their notes at par, and (2) to have the broker transfer the Fixed Rate Bond held by the SPV to the Fund, thereby terminating the SPV. Should the Fund exercise such right, it would pay the broker the par amount due on the Floating Rate Notes and exchange the Inverse Floater for the underlying Fixed Rate Bond. Pursuant to generally accepted accounting principles for transfers and servicing of financial assets and extinguishment of liabilities, the Fund accounts for the transaction described above as a secured borrowing by including the Fixed Rate Bond in its Portfolio of Investments and the Floating Rate Notes as a liability under the caption “Payable for floating rate notes issued” in its Statement of Assets and Liabilities. The Floating Rate Notes have interest rates that generally reset weekly and their holders have the option to tender their notes to the broker for redemption at par at each reset date. Interest

Eaton Vance National Municipals Fund a s o f S e p t e m b e r 3 0 , 2 0 0 9
NOTES TO FINANCIAL STATEMENTS CON T ’D

expense related to the Fund’s liability with respect to Floating Rate Notes is recorded as incurred. The SPV may be terminated by the Fund, as noted above, or by the broker upon the occurrence of certain termination events as defined in the trust agreement, such as a downgrade in the credit quality of the underlying bond, bankruptcy of or payment failure by the issuer of the underlying bond, the inability to remarket Floating Rate Notes that have been tendered due to insufficient buyers in the market, or the failure by the SPV to obtain renewal of the liquidity agreement under which liquidity support is provided for the Floating Rate Notes up to one year. At September 30, 2009, the amount of the Fund’s Floating Rate Notes outstanding and the related collateral were $866,109,000 and $1,290,082,370, respectively. The range of interest rates on Floating Rate Notes outstanding at September 30, 2009 was 0.30% to 0.95%. For the year ended September 30, 2009, the Fund’s average Floating Rate Notes outstanding and the average interest rate including fees were $839,699,808 and 1.43%, respectively.

The Fund may enter into shortfall and forbearance agreements with the broker by which the Fund agrees to reimburse the broker, in certain circumstances, for the difference between the liquidation value of the Fixed Rate Bond held by the SPV and the liquidation value of the Floating Rate Notes, as well as any shortfalls in interest cash flows. The Fund had no shortfalls as of September 30, 2009.

The Fund may also purchase Inverse Floaters from brokers in a secondary market transaction without first owning the underlying fixed rate bond. Such transactions are not required to be treated as secured borrowings. Shortfall agreements, if any, related to Inverse Floaters purchased in a secondary market transaction are disclosed in the Portfolio of Investments. The Fund’s investment policies and restrictions expressly permit investments in Inverse Floaters. Inverse floating rate securities typically offer the potential for yields exceeding the yields available on fixed rate bonds with comparable credit quality and maturity. These securities tend to underperform the market for fixed rate bonds in a rising long-term interest rate environment, but tend to outperform the market for fixed rate bonds when long-term interest rates decline. The value and income of inverse floating rate securities are generally more volatile than that of a fixed rate bond. The Fund’s investment policies do not allow the Fund to borrow money, except as permitted by the 1940 Act. Management believes that the Fund’s restrictions on borrowing money and issuing senior securities (other than as specifically permitted) do not apply to Floating Rate Notes issued by the SPV and included as a liability in the Fund’s Statement of Assets and Liabilities. As secured indebtedness issued by an SPV, Floating Rate Notes are distinct from the borrowings and senior securities to which the Fund’s restrictions apply. Inverse Floaters held by the Fund are securities exempt from registration under Rule 144A of the Securities Act of 1933.

J Financial Futures Contracts — The Fund may

enter into financial futures contracts. The Fund’s investment in financial futures contracts is designed for hedging against changes in interest rates or as a substitute for the purchase of securities. Upon entering into a financial futures contract, the Fund is required to deposit with the broker, either in cash or securities, an amount equal to a certain percentage of the purchase price (initial margin). Subsequent payments, known as variation margin, are made or received by the Fund each business day, depending on the daily fluctuations in the value of the underlying security, and are recorded as unrealized gains or losses by the Fund. Gains (losses) are realized upon the expiration or closing of the financial futures contracts. Should market conditions change unexpectedly, the Fund may not achieve the anticipated benefits of the financial futures contracts and may realize a loss. Futures contracts have minimal counterparty risk as they are exchange traded and the clearinghouse for the exchange is substituted as the counterparty, guaranteeing counterparty performance.

K Interest Rate Swaps — The Fund may enter into interest rate swap agreements to enhance return, to hedge against fluctuations in securities prices or interest rates, or as substitution for the purchase or sale of securities. Pursuant to these agreements, the Fund makes periodic payments at a fixed interest rate and, in exchange, receives payments based on the interest rate of a benchmark industry index. During the term of the outstanding swap agreement, changes in the underlying value of the swap are recorded as unrealized gains or losses. The value of the swap is determined by changes in the relationship between two rates of interest. The Fund is exposed to credit loss in the event of non-performance by the swap counterparty. Risk may also arise from movements in interest rates.

L When-Issued Securities and Delayed Delivery Transactions — The Fund may purchase or sell securities on a delayed delivery or when-issued basis. Payment and delivery may take place after the customary settlement period for that security. At the time the transaction is negotiated, the price of the security that will be delivered is fixed. The Fund maintains security positions for these commitments such that sufficient liquid assets will be available to make payments upon settlement. Securities purchased on a delayed delivery or when-issued basis are marked-to-market daily and begin earning interest on settlement date. Losses may arise due to

Eaton Vance National Municipals Fund a s o f S e p t e m b e r 3 0 , 2 0 0 9
NOTES TO FINANCIAL STATEMENTS CON T ’D

changes in the market value of the underlying securities or if the counterparty does not perform under the contract.

M Statement of Cash Flows — The cash amount

shown in the Statement of Cash Flows of the Fund is the amount included in the Fund’s Statement of Assets and Liabilities and represents the cash on hand at its custodian and does not include any short-term investments.

2 Distributions to Shareholders

The net investment income of the Fund is determined daily and substantially all of the net investment income so determined is declared as a dividend to shareholders of record at the time of declaration. Distributions are declared separately for each class of shares. Distributions are paid monthly. Distributions of realized capital gains (reduced by available capital loss carryforwards, if any) are made at least annually. Shareholders may reinvest income and capital gain distributions in additional shares of the same class of the Fund at the net asset value as of the reinvestment date or, at the election of the shareholder, receive distributions in cash. The Fund distinguishes between distributions on a tax basis and a financial reporting basis. Accounting principles generally accepted in the United States of America require that only distributions in excess of tax basis earnings and profits be reported in the financial statements as a return of capital. Permanent differences between book and tax accounting relating to distributions are reclassified to paid-in capital.

The tax character of distributions declared for the years ended September 30, 2009 and September 30, 2008 was as follows:

	Year Ended September 30,
	2009	2008
Distributions declared from:
Tax-exempt income	$319,262,626	$293,206,024
Ordinary income	$ 546,879	$ 1,606,458

During the year ended September 30, 2009, accumulated net realized loss was decreased by $2,150,634, paid-in capital was decreased by $110,776 and accumulated undistributed net investment income was decreased by $2,039,858 due to differences between book and tax accounting, primarily for accretion of market discount and expired capital loss carryforwards. These reclassifications had no effect on the net assets or net asset value per share of the Fund.

As of September 30, 2009, the components of distributable earnings (accumulated losses) and unrealized appreciation (depreciation) on a tax basis were as follows:

Undistributed income	$ 14,630,930
Capital loss carryforward and post October losses	$(845,151,105)
Net unrealized appreciation	$ 162,730,717
Other temporary differences	$ (10,208,650)

The differences between components of distributable earnings (accumulated losses) on a tax basis and the amounts reflected in the Statement of Assets and Liabilities are primarily due to wash sales, the timing of recognizing distributions to shareholders, futures contracts, accretion of market discount and inverse floaters.

3 Investment Adviser Fee and Other Transactions with Affiliates

The investment adviser fee is earned by Boston Management and Research (BMR), a subsidiary of Eaton Vance Management (EVM), as compensation for management and investment advisory services rendered to the Fund. The fee is based upon a percentage of average daily net assets plus a percentage of gross income (i.e., income other than gains from the sale of securities) as presented in the following table and is payable monthly.

	Annual	Daily
Daily Net Assets	Asset Rate	Income Rate
Up to $500 million	0.300%	3.00%
$500 million up to $1billion	0.275	2.75
$1 billion up to $1.5 billion	0.250	2.50
$1.5 billion up to $2 billion	0.225	2.25
$2 billion up to $3 billion	0.200	2.00
$3 billion and over	0.175	1.75

For the year ended September 30, 2009, the investment adviser fee amounted to $19,010,594, representing 0.36% of the Fund’s average daily net assets.

EVM serves as the administrator of the Fund, but receives no compensation. EVM serves as the sub-transfer agent of the Fund and receives from the transfer agent an aggregate fee based upon the actual expenses incurred by EVM in the performance of these services. For the year ended September 30, 2009, EVM earned $107,582 in sub-transfer agent fees. The Fund was informed that Eaton Vance Distributors, Inc. (EVD), an affiliate of EVM and the Fund’s principal underwriter, received $496,737 as its portion of the sales charge on sales of Class A shares for the year ended September 30, 2009. EVD also received distribution and service fees from Class A, Class B and Class C shares (see Note 4) and contingent deferred sales charges (see Note 5).

Eaton Vance National Municipals Fund a s o f S e p t e m b e r 3 0 , 2 0 0 9
NOTES TO FINANCIAL STATEMENTS CON T ’D

Except for Trustees of the Fund who are not members of EVM’s or BMR’s organizations, officers and Trustees receive remuneration for their services to the Fund out of the investment adviser fee. Trustees of the Fund who are not affiliated with the investment adviser may elect to defer receipt of all or a percentage of their annual fees in accordance with the terms of the Trustees Deferred Compensation Plan. For the year ended September 30, 2009, no significant amounts have been deferred. Certain officers and Trustees of the Fund are officers of the above organizations.

4 Distribution Plans

The Fund has in effect a distribution plan for Class A shares (Class A Plan) pursuant to Rule 12b-1 under the 1940 Act. The Class A Plan provides that the Fund will pay EVD a distribution and service fee of 0.25% per annum of its average daily net assets attributable to Class A shares for distribution services and facilities provided to the Fund by EVD, as well as for personal services and/or the maintenance of shareholder accounts. Distribution and service fees paid or accrued to EVD for the year ended September 30, 2009 amounted to $9,842,227 for Class A shares. The Fund also has in effect distribution plans for Class B shares (Class B Plan) and Class C shares (Class C Plan) pursuant to Rule 12b-1 under the 1940 Act. The Class B and Class C Plans require the Fund to pay EVD amounts equal to 0.75% per annum of its average daily net assets attributable to Class B and Class C shares for providing ongoing distribution services and facilities to the Fund. The Fund will automatically discontinue payments to EVD during any period in which there are no outstanding Uncovered Distribution Charges, which are equivalent to the sum of (i) 5% and 6.25% of the aggregate amount received by the Fund for Class B and Class C shares sold, respectively, plus (ii) interest calculated by applying the rate of 1% over the prevailing prime rate to the outstanding balance of Uncovered Distribution Charges of EVD of each respective class, reduced by the aggregate amount of contingent deferred sales charges (see Note 5) and amounts theretofore paid or payable to EVD by each respective class. For the year ended September 30, 2009, the Fund paid or accrued to EVD $1,057,222 and $8,114,541 for Class B and Class C shares, respectively, representing 0.75% of the average daily net assets for Class B and Class C shares. At September 30, 2009, the amounts of Uncovered Distribution Charges of EVD calculated under the Class B and Class C Plans were approximately $5,338,000 and $145,770,000, respectively. The Class B and Class C Plans also authorize the Fund to make payments of service fees to EVD, financial intermediaries and other persons in amounts not exceeding 0.25% per annum of its average daily net assets attributable to that class. Service fees paid or accrued are for personal services and/or the maintenance of shareholder accounts. They are separate and distinct from the Class B and Class C sales commissions and distribution fees and, as such, are not subject to automatic discontinuance when there are no outstanding Uncovered Distribution Charges of EVD. Service fees paid or accrued for year the ended September 30, 2009 amounted to $359,039 and $2,759,788 for Class B and Class C shares, respectively.

5 Contingent Deferred Sales Charges

A contingent deferred sales charge (CDSC) generally is imposed on redemptions of Class B shares made within six years of purchase and on redemptions of Class C shares made within one year of purchase. Class A shares may be subject to a 1% CDSC if redeemed within eighteen months of purchase (depending on the circumstances of purchase). Generally, the CDSC is based upon the lower of the net asset value at date of redemption or date of purchase. No charge is levied on shares acquired by reinvestment of dividends or capital gain distributions. The CDSC for Class B shares is imposed at declining rates that begin at 5% in the case of redemptions in the first and second year after purchase, declining one percentage point each subsequent year. Class C shares are subject to a 1% CDSC if redeemed within one year of purchase. No CDSC is levied on shares which have been sold to EVM or its affiliates or to their respective employees or clients and may be waived under certain other limited conditions. CDSCs received on Class B and Class C redemptions are paid to EVD to reduce the amount of Uncovered Distribution Charges calculated under the Fund’s Class B and Class C Plans. CDSCs received on Class B and Class C redemptions when no Uncovered Distribution Charges exist are credited to the Fund. For the year ended September 30, 2009, the Fund was informed that EVD received approximately $428,000, $389,000 and $329,000 of CDSCs paid by Class A, Class B and Class C shareholders, respectively.

6 Purchases and Sales of Investments

Purchases and sales of investments, other than short-term obligations, aggregated $2,872,599,785 and $3,040,718,804, respectively, for the year ended September 30, 2009.

7 Shares of Beneficial Interest

The Fund’s Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares of beneficial interest (without par value). Such shares may be issued in a number of different series (such as the Fund) and classes. Transactions in Fund shares were as follows:

Eaton Vance National Municipals Fund a s o f S e p t e m b e r 3 0 , 2 0 0 9
NOTES TO FINANCIAL STATEMENTS CON T ’D

	Year Ended September 30,
Class A	2009	2008
Sales	136,484,542	168,275,901
Issued to shareholders electing to receive
payments of distributions in Fund shares	17,100,545	13,453,410
Redemptions	(138,302,464)	(146,252,881)
Issued in connection with tax-free
reorganizations (see Note 12)	22,809,245	—
Exchange from Class B shares	719,489	213,680
Net increase	38,811,357	35,690,110

	Year Ended September 30,
Class B	2009	2008
Sales	3,446,704	2,916,826
Issued to shareholders electing to receive
payments of distributions in Fund shares	513,741	376,514
Redemptions	(3,221,270)	(2,920,149)
Issued in connection with tax-free
reorganizations (see Note 12)	2,622,652	—
Exchange to Class A shares	(718,742)	(213,441)
Net increase	2,643,085	159,750

	Year Ended September 30,
Class C	2009	2008
Sales	40,830,304	46,817,579
Issued to shareholders electing to receive
payments of distributions in Fund shares	3,928,772	2,864,292
Redemptions	(35,332,498)	(39,640,879)
Issued in connection with tax-free
reorganizations (see Note 12)	514,275	—
Net increase	9,940,853	10,040,992

	Year Ended September 30,
Class I	2009	2008
Sales	27,315,361	14,223,878
Issued to shareholders electing to receive
payments of distributions in Fund shares	933,901	551,703
Redemptions	(22,553,301)	(10,928,779)
Net increase	5,695,961	3,846,802

8 Federal Income Tax Basis of Investments The cost and unrealized appreciation (depreciation) of investments of the Fund at September 30, 2009, as determined on a federal income tax basis, were as follows:

Aggregate cost	$6,350,688,729
Gross unrealized appreciation	$ 518,006,425
Gross unrealized depreciation	(355,275,708)
Net unrealized appreciation	$ 162,730,717

9 Line of Credit

The Fund participates with other portfolios and funds managed by EVM and its affiliates in a $450 million unsecured line of credit agreement with a group of banks. Borrowings are made by the Fund solely to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Interest is charged to the Fund based on its borrowings at an amount above either the Eurodollar rate or Federal Funds rate. In addition, a fee computed at an annual rate of 0.10% on the daily unused portion of the line of credit is allocated among the participating portfolios and funds at the end of each quarter. At September 30, 2009, the Fund had a balance outstanding pursuant to this line of credit of $7,400,000, at an interest rate of 1.36%. The Fund’s average borrowings or allocated fees during the year ended September 30, 2009 were not significant.

10 Financial Instruments

The Fund may trade in financial instruments with off-balance sheet risk in the normal course of its investing activities. These financial instruments may include financial futures contracts and interest rate swaps and may involve, to a varying degree, elements of risk in excess of the amounts recognized for financial statement purposes. The notional or contractual amounts of these instruments represent the investment the Fund has in particular classes of financial instruments and do not necessarily represent the amounts potentially subject to risk. The measurement of the risks associated with these instruments is meaningful only when all related and offsetting transactions are considered.

A summary of obligations under these financial instruments at September 30, 2009 is as follows:

Futures Contracts
Net
Expiration			Aggregate		Unrealized
Date	Contracts	Position	Cost	Value	Depreciation

12/09	7,000
	U.S. Treasury Bond	Short	$(844,901,013) $(849,625,000) $(4,723,987)

Eaton Vance National Municipals Fund a s o f S e p t e m b e r 3 0 , 2 0 0 9
NOTES TO FINANCIAL STATEMENTS CON T ’D

At September 30, 2009, the Fund had sufficient cash and/or securities to cover commitments under these contracts.

The Fund adopted FASB Statement of Financial Accounting Standards No. 161 (FAS 161), “Disclosures about Derivative Instruments and Hedging Activities”, (currently FASB Accounting Standards Codification (ASC) 815-10), effective April 1, 2009. Such standard requires enhanced disclosures about an entity’s derivative and hedging activities, including qualitative disclosures about the objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk related contingent features in derivative instruments. The disclosure below includes additional information as a result of implementing FAS 161.

The Fund is subject to interest rate risk in the normal course of pursuing its investment objectives. Because the Fund holds fixed rate bonds, the value of these bonds may decrease if interest rates rise. To hedge against this risk, the Fund may enter into interest rate swap contracts. The Fund may also purchase and sell U.S. Treasury futures contracts to hedge against changes in interest rates.

The fair values of derivative instruments (not considered to be hedging instruments for accounting disclosure purposes) and whose primary underlying risk exposure is interest rate risk at September 30, 2009 were as follows:

Fair Value

Derivative	Asset Derivative	Liability Derivative

Futures Contracts	$ —	$(4,723,987)(1)

(1)	Amount represents cumulative unrealized depreciation on
futures contracts in the Futures Contracts table above.
Only the current day’s variation margin on open futures
contracts is reported within the Statement of Assets and
Liabilities as Receivable or Payable for variation margin, as applicable.

The effect of derivative instruments (not considered to be hedging instruments for accounting disclosure purposes) and whose primary underlying risk exposure is interest rate risk for the six months ended September 30, 2009 was as follows:

		Change in

	Realized Gain	Unrealized
	(Loss) on	Appreciation on
	Derivatives	Derivatives
	Recognized in	Recognized in
Derivative	Income(1)	Income(2)

Futures Contracts	$(15,972,074)	$30,463,963

Interest Rate Swaps	(2,741,922)	5,559,009

Total	$ (18,713,996)	$36,022,972

(1)	Statement of Operations location: Net realized gain (loss) - Financial futures contracts and Net realized gain (loss) - swap contracts, respectively.
(2)	Statement of Operations location: Change in unrealized appreciation (depreciation) - Financial futures contracts and Change in unrealized appreciation (depreciation) - swap contracts, respectively.

The average notional amounts of futures contracts and interest rate swaps outstanding during the six months ended September 30, 2009 were approximately $561,142,857 and $17,207,000, respectively.

11 Fair Value Measurements

The Fund adopted FASB Statement of Financial Accounting Standards No. 157 (FAS 157), “Fair Value Measurements”, (currently FASB ASC 820-10) effective October 1, 2008. Such standard established a three-tier hierarchy to prioritize the assumptions, referred to as inputs, used in valuation techniques to measure fair value. The three-tier hierarchy of inputs is summarized in the three broad levels listed below.

  Level 1 – quoted prices in active markets for identical investments

  Level 2 – other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)

  Level 3 – significant unobservable inputs (including a fund’s own assumptions in determining the fair value of investments)

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

At September 30, 2009, the inputs used in valuing the Fund’s investments, which are carried at value, were as follows:

Quoted
Prices in
	Active	Significant
	Markets for Other			Significant
	Identical	Observable		Unobservable
	Assets	Inputs		Inputs
Asset Description	(Level 1)	(Level 2)		(Level 3)	Total
Tax-Exempt Investments	$ —	$7,385,028,446		$ —	$7,385,028,446

Total Investments	$ —	$7,385,028,446		$ —	$7,385,028,446

Liability Description

Futures Contracts	$(4,723,987) $		—	$ —	$ (4,723,987)

Total	$(4,723,987) $		—	$ —	$ (4,723,987)

Eaton Vance National Municipals Fund a s o f S e p t e m b e r 3 0 , 2 0 0 9
NOTES TO FINANCIAL STATEMENTS CON T ’D

The Fund held no investments or other financial instruments as of September 30, 2008 whose fair value was determined using Level 3 inputs.

12 Reorganizations

As of the close of business on November 21, 2008, the Fund acquired the net assets of Eaton Vance Florida Plus Municipals Fund (Florida Plus Fund) pursuant to a plan of reorganization approved by the shareholders of Florida Plus Fund. The acquisition was accomplished by a tax-free exchange of Class A, Class B and Class C shares of the Fund for Class A, Class B and Class C shares of Florida Plus Fund, respectively, each outstanding on November 21, 2008 as follows:

		Florida Plus Fund
	Shares of the	Shares
	Fund Issued	Exchanged	Net Assets
Class A	17,340,079	17,188,093	$139,258,179
Class B	1,836,952	1,775,751	14,756,605
Class C	381,353	368,500	3,063,562
Total			$157,078,346

The aggregate net assets of the Fund immediately before the acquisition were $4,679,552,499. The net assets of Florida Plus Fund as presented above, including $8,413,743 of accumulated net realized losses and $29,659,755 of unrealized depreciation, were combined with those of the Fund, resulting in combined net assets of $4,836,630,845.

As of the close of business on September 25, 2009, the Fund acquired the net assets of Eaton Vance Hawaii Municipals Fund (Hawaii Fund), Eaton Vance Mississippi Municipals Fund (Mississippi Fund) and Eaton Vance West Virginia Municipals Fund (West Virginia Fund) pursuant to a plan of reorganization approved by the shareholders of Hawaii Fund, Mississippi Fund and West Virginia Fund, respectively. The acquisitions were accomplished by a tax-free exchange of Class A, Class B and Class C shares of the Fund for Class A, Class B and Class C shares of Hawaii Fund, Mississippi Fund and West Virginia Fund, respectively, each outstanding on September 25, 2009 as follows:

		Hawaii Fund
	Shares of the	Shares
	Fund Issued	Exchanged	Net Assets
Class A	1,489,870	1,667,144	$14,839,104
Class B	233,914	258,600	2,330,669
Class C	21,473	23,720	213,952
Total			$17,383,725

		Mississippi Fund
	Shares of the	Shares
	Fund Issued	Exchanged	Net Assets
Class A	1,292,267	1,389,800	$12,870,981
Class B	156,107	164,169	1,555,416
Class C	47,772	50,193	475,994
Total			$14,902,391

		West Virginia Fund
	Shares of the	Shares
	Fund Issued	Exchanged	Net Assets
Class A	2,687,029	2,953,328	$26,762,808
Class B	395,679	423,904	3,942,469
Class C	63,677	68,084	634,469
Total			$31,339,746

The aggregate net assets of the Fund immediately before the acquisitions were $6,437,336,808. The net assets of Hawaii Fund, Mississippi Fund and West Virginia Fund as presented above, including accumulated net realized losses aggregating $4,216,124 and unrealized appreciation aggregating $1,205,209, were combined with those of the Fund, resulting in combined net assets of $6,500,962,670.

13 Review for Subsequent Events

In connection with the preparation of the financial statements of the Funds as of and for the year ended September 30, 2009, events and transactions subsequent to September 30, 2009 through November 18, 2009, the date the financial statements were issued, have been evaluated by the Fund’s management for possible adjustment and/or disclosure. Management has not identified any subsequent events requiring financial statement disclosure as of the date these financial statements were issued.

Eaton Vance National Municipals Fund a s o f S e p t e m b e r 3 0 , 2 0 0 9
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Trustees of Eaton Vance Municipals Trust
and Shareholders of Eaton Vance National
Municipals Fund:

We have audited the accompanying statement of assets and
liabilities of Eaton Vance National Municipals Fund (“the
Fund”) (one of the funds constituting Eaton Vance Municipals
Trust), including the portfolio of investments, as of
September 30, 2009, and the related statements of operations and cash flows for the year then ended, the statements of
changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements
and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on
these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of
the Public Company Accounting Oversight Board (United
States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the
financial statements and financial highlights are free of
material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for
designing audit procedures that are appropriate in the
circumstances, but not for the purpose of expressing an
opinion on the effectiveness of the Fund’s internal control
over financial reporting. Accordingly, we express no such
opinion. An audit also includes examining, on a test basis,
evidence supporting the amounts and disclosures in the
financial statements, assessing the accounting principles used and significant estimates made by management, as well as
evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned at
September 30, 2009, by correspondence with the custodian
and brokers; where replies were not received from brokers,
we performed other auditing procedures. We believe that our
audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial
highlights referred to above present fairly, in all material respects, the financial position of Eaton Vance National
Municipals Fund as of September 30, 2009, the results of its operations and its cash flows for the year then ended, the
changes in its net assets for each of the two years in the
period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with
accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP
Boston, Massachusetts
November 18, 2009

Eaton Vance National Municipals Fund a s o f S e p t e m b e r 3 0 , 2 0 0 9
FEDERAL TAX IN FORMATION (Unaudited)

The Form 1099-DIV you receive in January 2010 will show the tax status of all distributions paid to your account in calendar year 2009. Shareholders are advised to consult their own tax adviser with respect to the tax consequences of their investment in the Fund. As required by the Internal Revenue Code regulations, shareholders must be notified within 60 days of the Fund’s fiscal year end regarding exempt-interest dividends.

Exempt-Interest Dividends. The Fund designates 99.83% of dividends from net investment income as an exempt-interest dividend.

Eaton Vance National Municipals Fund

BOARD OF TRUSTEES’ ANNUAL APPROVAL OF THE INVESTMENT ADVISORY AGREEMENT

Overview of the Contract Review Process

The Investment Company Act of 1940, as amended (the “1940 Act”), provides, in substance, that each investment advisory agreement between a fund and its investment adviser will continue in effect from year to year only if its continuance is approved at least annually by the fund’s board of trustees, including by a vote of a majority of the trustees who are not “interested persons” of the fund (“Independent Trustees”), cast in person at a meeting called for the purpose of considering such approval.

At a meeting of the Boards of Trustees (each a “Board”) of the Eaton Vance group of mutual funds (the “Eaton Vance Funds”) held on April 27, 2009, the Board, including a majority of the Independent Trustees, voted to approve continuation of existing advisory and sub-advisory agreements for the Eaton Vance Funds for an additional one-year period. In voting its approval, the Board relied upon the affirmative recommendation of the Contract Review Committee of the Board (formerly the Special Committee), which is a committee comprised exclusively of Independent Trustees. Prior to making its recommendation, the Contract Review Committee reviewed information furnished for a series of meetings of the Contract Review Committee held in February, March and April 2009. Such information included, among other things, the following:

Information about Fees, Performance and Expenses

  An independent report comparing the advisory and related fees paid by each fund with fees paid by comparable funds;

  An independent report comparing each fund’s total expense ratio and its components to comparable funds;

  An independent report comparing the investment performance of each fund to the investment performance of comparable funds over various time periods;

  Data regarding investment performance in comparison to relevant peer groups of funds and appropriate indices;

  Comparative information concerning fees charged by each adviser for managing other mutual funds and institutional accounts using investment strategies and techniques similar to those used in managing the fund;

  Profitability analyses for each adviser with respect to each fund;

Information about Portfolio Management

  Descriptions of the investment management services provided to each fund, including the investment strategies and processes employed, and any changes in portfolio management processes and personnel;

  Information concerning the allocation of brokerage and the benefits received by each adviser as a result of brokerage allocation, including information concerning the acquisition of research through “soft dollar” benefits received in connection with the funds’ brokerage, and the implementation of a soft dollar reimbursement program established with respect to the funds;

  Data relating to portfolio turnover rates of each fund;

  The procedures and processes used to determine the fair value of fund assets and actions taken to monitor and test the effectiveness of such procedures and processes;

Information about each Adviser

  Reports detailing the financial results and condition of each adviser;

  Descriptions of the qualifications, education and experience of the individual investment professionals whose responsibilities include portfolio management and investment research for the funds, and information relating to their compensation and responsibilities with respect to managing other mutual funds and investment accounts;

  Copies of the Codes of Ethics of each adviser and its affiliates, together with information relating to compliance with and the administration of such codes;

  Copies of or descriptions of each adviser’s proxy voting policies and procedures;

  Information concerning the resources devoted to compliance efforts undertaken by each adviser and its affiliates on behalf of the funds (including descriptions of various compliance programs) and their record of compliance with investment policies and restrictions, including policies with respect to market-timing, late trading and selective portfolio disclosure, and with policies on personal securities transactions;

  Descriptions of the business continuity and disaster recovery plans of each adviser and its affiliates;

Other Relevant Information

  Information concerning the nature, cost and character of the administrative and other non-investment management services provided by Eaton Vance Management and its affiliates;

  Information concerning management of the relationship with the custodian, subcustodians and fund accountants by each adviser or the funds’ administrator; and

  The terms of each advisory agreement.

Eaton Vance National Municipals Fund

BOARD OF TRUSTEES’ ANNUAL APPROVAL OF THE INVESTMENT ADVISORY AGREEMENT CONT’D

In addition to the information identified above, the Contract Review Committee considered information provided from time to time by each adviser throughout the year at meetings of the Board and its committees. Over the course of the twelve- month period ended April 30, 2009, the Board met eighteen times and the Contract Review Committee, the Audit Committee, the Governance Committee, the Portfolio Management Committee and the Compliance Reports and Regulatory Matters Committee, each of which is a Committee comprised solely of Independent Trustees, met seven, five, six, six and six times, respectively. At such meetings, the Trustees received, among other things, presentations by the portfolio managers and other investment professionals of each adviser relating to the investment performance of each fund and the investment strategies used in pursuing the fund’s investment objective.

For funds that invest through one or more underlying portfolios, the Board considered similar information about the portfolio(s) when considering the approval of advisory agreements. In addition, in cases where the fund’s investment adviser has engaged a sub-adviser, the Board considered similar information about the sub-adviser when considering the approval of any sub-advisory agreement.

The Contract Review Committee was assisted throughout the contract review process by Goodwin Procter LLP, legal counsel for the Independent Trustees. The members of the Contract Review Committee relied upon the advice of such counsel and their own business judgment in determining the material factors to be considered in evaluating each advisory and sub-advisory agreement and the weight to be given to each such factor. The conclusions reached with respect to each advisory and sub-advisory agreement were based on a comprehensive evaluation of all the information provided and not any single factor. Moreover, each member of the Contract Review Committee may have placed varying emphasis on particular factors in reaching conclusions with respect to each advisory and sub-advisory agreement.

Results of the Process

Based on its consideration of the foregoing, and such other information as it deemed relevant, including the factors and conclusions described below, the Contract Review Committee concluded that the continuance of the investment advisory agreement of Eaton Vance National Municipals Fund (the “Fund”) with Boston Management and Research (the “Adviser”), including its fee structure, is in the interests of shareholders and, therefore, the Contract Review Committee recommended to the Board approval of the agreement. The Board accepted the recommendation of the Contract Review Committee as well as the factors considered and conclusions reached by the Contract Review Committee with respect to the agreement. Accordingly, the Board, including a majority of the Independent Trustees, voted to approve continuation of the investment advisory agreement for the Fund.

Nature, Extent and Quality of Services

In considering whether to approve the investment advisory agreement of the Fund, the Board evaluated the nature, extent and quality of services provided to the Fund by the Adviser.

The Board considered the Adviser’s management capabilities and investment process with respect to the types of investments held by the Fund, including the education, experience and number of its investment professionals and other personnel who provide portfolio management, investment research, and similar services to the Fund, and recent changes in the identity of such personnel. In particular, the Board evaluated, where relevant, the abilities and experience of such investment personnel in analyzing factors such as credit risk, tax efficiency, and special considerations relevant to investing in municipal bonds. Specifically, the Board considered the Adviser’s large municipal bond team, which includes portfolio managers and credit specialists who provide services to the Fund. The Board also took into account the resources dedicated to portfolio management and other services, including the compensation paid to recruit and retain investment personnel, and the time and attention devoted to the Fund by senior management.

The Board also reviewed the compliance programs of the Adviser and relevant affiliates thereof. Among other matters, the Board considered compliance and reporting matters relating to personal trading by investment personnel, selective disclosure of portfolio holdings, late trading, frequent trading, portfolio valuation, business continuity and the allocation of investment opportunities. The Board also evaluated the responses of the Adviser and its affiliates to requests from regulatory authorities such as the Securities and Exchange Commission and the Financial Industry Regulatory Authority.

The Board considered shareholder and other administrative services provided or managed by Eaton Vance Management and its affiliates, including transfer agency and accounting services. The Board evaluated the benefits to shareholders of investing in a fund that is a part of a large family of funds, including the ability, in many cases, to exchange an investment among different funds without incurring additional sales charges.

The Board considered the Adviser’s recommendations for Board action and other steps taken in response to the unprecedented dislocations experienced in the capital markets over recent periods, including sustained periods of high volatility, credit disruption and government intervention. In particular, the Board considered the Adviser’s efforts and expertise with respect to each of the following

Eaton Vance National Municipals Fund

BOARD OF TRUSTEES’ ANNUAL APPROVAL OF THE INVESTMENT ADVISORY AGREEMENT CONT’D

matters as they relate to the Funds and/or other funds within the Eaton Vance family of funds: (i) negotiating and maintaining the availability of bank loan facilities and other sources of credit used for investment purposes or to satisfy liquidity needs; (ii) establishing the fair value of securities and other instruments held in investment portfolios during periods of market volatility and issuer-specific disruptions; and (iii) the ongoing monitoring of investment management processes and risk controls.

After consideration of the foregoing factors, among others, the Board concluded that the nature, extent and quality of services provided by the Adviser, taken as a whole, are appropriate and consistent with the terms of the respective investment advisory agreement.

Fund Performance

The Board compared the Fund’s investment performance to a relevant universe of similarly managed funds identified by an independent data provider and appropriate benchmark indices. The Board reviewed comparative performance data for the one-, three-, five- and ten-year periods ended September 30, 2008 for the Fund. The Board considered the impact of extraordinary market conditions during 2008 on the Fund’s performance relative to its peer universe in light of, among other things, the Adviser’s strategy of generating current income through investments in higher quality (including insured) municipal bonds with longer maturities. On the basis of the foregoing and other relevant information, the Board concluded that the performance of the Fund was satisfactory.

Management Fees and Expenses

The Board reviewed contractual investment advisory fee rates, including any administrative fee rates, payable by each Fund (referred to as “management fees”). As part of its review, the Board considered each Fund’s management fees and total expense ratio for the year ended September 30, 2008, as compared to a group of similarly managed funds selected by an independent data provider.

After reviewing the foregoing information, and in light of the nature, extent and quality of the services provided by the Adviser, the Board concluded with respect to each Fund that the management fees charged for advisory and related services and the Fund’s total expense ratio are reasonable.

Profitability

The Board reviewed the level of profits realized by the Adviser and relevant affiliates thereof in providing investment advisory and administrative services to the Fund and to all Eaton Vance Funds as a group. The Board considered the level of profits realized without regard to revenue sharing or other payments by the Adviser and its affiliates to third parties in respect of distribution services. The Board also considered other direct or indirect benefits received by the Adviser and its affiliates in connection with their relationship with the Fund.

The Board concluded that, in light of the foregoing factors and the nature, extent and quality of the services rendered, the profits realized by the Adviser and its affiliates are reasonable.

Economies of Scale

In reviewing management fees and profitability of the Fund, the Board also considered the extent to which the Adviser and its affiliates, on the one hand, and the Fund, on the other hand, can expect to realize benefits from economies of scale as the assets of the Fund increase. The Board acknowledged the difficulty in accurately measuring the benefits resulting from the economies of scale with respect to the management of any specific fund or group of funds. The Board reviewed data summarizing the increases and decreases in the assets of the Fund and of all Eaton Vance Funds as a group over various time periods, and evaluated the extent to which the total expense ratio of the Fund and the profitability of the Adviser and its affiliates may have been affected by such increases or decreases. Based upon the foregoing, the Board concluded that the benefits from economies of scale are currently being shared equitably by the Adviser and its affiliates and the Fund. The Board also concluded that, assuming reasonably foreseeable increases in the assets of the Fund, the structure of each advisory fee, which includes breakpoints at several asset levels, can be expected to cause the Adviser and its affiliates and the Fund to continue to share such benefits equitably.

Eaton Vance National Municipals Fund

MANAGEMENT AND ORGANIZATION

Fund Management. The Trustees of Eaton Vance Municipals Trust (the Trust) are responsible for the overall management and supervision of the Trust’s affairs. The Trustees and officers of the Trust are listed below. Except as indicated, each individual has held the office shown or other offices in the same company for the last five years. Trustees and officers of the Trust hold indefinite terms of office. The “Noninterested Trustees” consist of those Trustees who are not “interested persons” of the Trust, as that term is defined under the 1940 Act. The business address of each Trustee and officer is Two International Place, Boston, Massachusetts 02110. As used below, “EVC” refers to Eaton Vance Corp., “EV” refers to Eaton Vance, Inc., “EVM” refers to Eaton Vance Management, “BMR” refers to Boston Management and Research and “EVD” refers to Eaton Vance Distributors, Inc. EVC and EV are the corporate parent and trustee, respectively, of EVM and BMR. EVD is the Fund’s principal underwriter and a direct, wholly-owned subsidiary of EVC. Each officer affiliated with Eaton Vance may hold a position with other Eaton Vance affiliates that is comparable to his or her position with EVM listed below.

		Term of		Number of Portfolios
	Position(s)	Office and		in Fund Complex
Name and	with the	Length of	Principal Occupation(s)	Overseen By
Date of Birth	Trust	Service	During Past Five Years	Trustee(1)	Other Directorships Held

Interested Trustee

Thomas E. Faust Jr.	Trustee	Since 2007	Chairman, Chief Executive Officer and President of EVC, Director	178	Director of EVC
5/31/58			and President of EV, Chief Executive Officer and President of
EVM and BMR, and Director of EVD. Trustee and/or officer of
178 registered investment companies and 4 private investment companies managed by EVM or BMR. Mr. Faust is an interested
person because of his positions with EVM, BMR, EVD, EVC and
EV, which are affiliates of the Trust.

Noninterested Trustees

Benjamin C. Esty	Trustee	Since 2005	Roy and Elizabeth Simmons Professor of Business Administration	178	None
1/2/63			and Finance Unit Head, Harvard University Graduate School of
Business Administration.

Allen R. Freedman	Trustee	Since 2007	Former Chairman (2002-2004) and a Director (1983-2004) of	178	Director of Assurant, Inc. (insurance provider)
4/3/40			Systems & Computer Technology Corp. (provider of software to		and Stonemor Partners, L.P. (owner and
			higher education). Formerly, a Director of Loring Ward		operator of cemeteries)
International (fund distributor) (2005-2007). Formerly,
Chairman and a Director of Indus International, Inc. (provider of enterprise management software to the power generating
industry) (2005-2007).

William H. Park	Trustee	Since 2003	Vice Chairman, Commercial Industrial Finance Corp. (specialty	178	None
9/19/47			finance company) (since 2006). Formerly, President and Chief
Executive Officer, Prizm Capital Management, LLC (investment management firm) (2002-2005).

Ronald A. Pearlman	Trustee	Since 2003	Professor of Law, Georgetown University Law Center.	178	None
7/10/40

Helen Frame Peters	Trustee	Since 2008	Professor of Finance, Carroll School of Management, Boston	178	Director of BJ’s Wholesale Club, Inc.
3/22/48			College. Adjunct Professor of Finance, Peking University, Beijing,		(wholesale club retailer); Trustee of SPDR
			China (since 2005).		Index Shares Funds and SPDR Series Trust
(exchange traded funds)

Heidi L. Steiger	Trustee	Since 2007	Managing Partner, Topridge Associates LLC (global wealth	178	Director of Nuclear Electric Insurance Ltd.
7/8/53			management firm) (since 2008); Senior Advisor (since 2008),		(nuclear insurance provider), Aviva USA
			President (2005-2008), Lowenhaupt Global Advisors, LLC		(insurance provider) and CIFG (family of
			(global wealth management firm). Formerly, President and		financial guaranty companies) and Advisory
			Contributing Editor, Worth Magazine (2004-2005). Formerly,		Director of Berkshire Capital Securities LLC
			Executive Vice President and Global Head of Private Asset		(private investment banking firm)
Management (and various other positions), Neuberger Berman
(investment firm) (1986-2004).

Eaton Vance National Municipals Fund

MANAGEMENT AND ORGANIZATION CON T’D

		Term of		Number of Portfolios
	Position(s)	Office and		in Fund Complex
Name and	with the	Length of	Principal Occupation(s)	Overseen By
Date of Birth	Trust	Service	During Past Five Years	Trustee(1)	Other Directorships Held

Noninterested Trustees (continued)

Lynn A. Stout	Trustee	Since 1998	Paul Hastings Professor of Corporate and Securities Law (since	178	None
9/14/57			2006) and Professor of Law (2001-2006), University of
California at Los Angeles School of Law.

Ralph F. Verni	Chairman of	Chairman of the Board	Consultant and private investor.	178	None
1/26/43	the Board	since 2007 and Trustee
	and Trustee	since 2005

Principal Officers who are not Trustees

Term of
		Position(s)	Office and
Name and		with the	Length of		Principal Occupation(s)
Date of Birth		Trust	Service		During Past Five Years

Robert B. MacIntosh		President	Since 2005	Vice President of EVM and BMR. Officer of 96 registered investment companies
1/22/57				managed by EVM or BMR.

William H. Ahern, Jr.		Vice President	Since 2004	Vice President of EVM and BMR. Officer of 80 registered investment companies
7/28/59				managed by EVM or BMR.

Craig R. Brandon		Vice President	Since 2004	Vice President of EVM and BMR. Officer of 49 registered investment companies
12/21/66				managed by EVM or BMR.

Cynthia J. Clemson		Vice President	Since 2004	Vice President of EVM and BMR. Officer of 96 registered investment companies
3/2/63				managed by EVM or BMR.

Thomas M. Metzold		Vice President	Since 2004	Vice President of EVM and BMR. Officer of 50 registered investment companies
8/3/58				managed by EVM or BMR.

Adam A. Weigold		Vice President	Since 2007	Vice President of EVM and BMR. Officer of 72 registered investment companies
3/22/75				managed by EVM or BMR.

Barbara E. Campbell		Treasurer	Since 2005	Vice President of EVM and BMR. Officer of 178 registered investment companies
6/19/57				managed by EVM or BMR.

Maureen A. Gemma		Chief Legal Officer and	Chief Legal Officer since	Vice President of EVM and BMR. Officer of 178 registered investment companies
5/24/60		Secretary	2008 and Secretary since	managed by EVM or BMR.
2007

Paul M. O’Neil		Chief Compliance Officer	Since 2004	Vice President of EVM and BMR. Officer of 178 registered investment companies
7/11/53				managed by EVM or BMR.

(1) Includes both master and feeder funds in a master-feeder structure.

The SAI for the Fund includes additional information about the Trustees and officers of the Fund and can be obtained without charge on Eaton Vance’s website at www.eatonvance.com or by calling 1-800-262-1122.

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Investment Adviser of Eaton Vance National Municipals Fund Boston Management and Research

Two International Place
Boston, MA 02110

Administrator of Eaton Vance National Municipals Fund Eaton Vance Management

Two International Place
Boston, MA 02110

Principal Underwriter*
Eaton Vance Distributors, Inc.

Two International Place
Boston, MA 02110
(617) 482-8260

Custodian
State Street Bank and Trust Company

200 Clarendon Street
Boston, MA 02116

Transfer Agent
PNC Global Investment Servicing

Attn: Eaton Vance Funds
P.O. Box 9653
Providence, RI 02940-9653
(800) 262-1122

Independent Registered Public Accounting Firm Deloitte & Touche LLP

200 Berkeley Street
Boston, MA 02116-5022

Eaton Vance Municipals Trust
Two International Place
Boston, MA 02110

* FINRA BrokerCheck. Investors may check the background of their Investment Professional by contacting the Financial Industry Regulatory Authority (FINRA). FINRA BrokerCheck is a free tool to help investors check the professional background of current and former FINRA-registered securities firms and brokers. FINRA BrokerCheck is available by calling 1-800-289-9999 and at www.FINRA.org. The FINRA BrokerCheck brochure describing the program is available to investors at www.FINRA.org.

     This report must be preceded or accompanied by a current prospectus. Before investing, investors should consider carefully the Fund’s investment objective(s), risks, and charges and expenses. The Fund’s current prospectus contains this and other information about the Fund and is available through your financial advisor. Please read the prospectus carefully before you invest or send money. For further information please call 1-800-262-1122.

448-11/09	HMSRC